UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

THE ADAMS EXPRESS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Adams Express Company

500 East Pratt Street

Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 13, 2015

To the Stockholders of

           THE ADAMS EXPRESS COMPANY:

Notice is hereby given that the Annual Meeting of Stockholders of THE ADAMS EXPRESS COMPANY, a Maryland corporation (the “Company”), will be held at the Belmond Charleston Place, Charleston, South Carolina, 29401, on Thursday, April 30, 2015, at 9:00 a.m., local time, for the following purposes:

(1) to elect directors as identified in the Proxy Statement to serve until the annual meeting of stockholders in 2016 and until their successors are duly elected and qualify;

(2) to consider and vote upon the ratification of the selection of the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit the books and accounts of the Company for or during the year ending December 31, 2015;

(3) to consider and vote upon a proposal to amend the Company’s fundamental investment policy on investments in commodities or commodities contracts;

(4) to consider and vote upon a proposal to approve the adoption of the 2015 Incentive Compensation Plan as set forth and described in the Proxy Statement;

(5) to consider and vote upon a proposal to approve the Company providing investment advisory services to outside accounts;

(6) to consider and vote upon, if properly presented, a stockholder proposal recommending that the Board of Directors consider causing the Company to conduct a self-tender offer for all outstanding common shares of the Fund; and

(7) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record, as shown by the transfer books of the Company, at the close of business on January 30, 2015, are entitled to notice of and to vote at this meeting.

By order of the Board of Directors,

LAWRENCE L. HOOPER, JR.

Vice President, General Counsel

and Secretary

Baltimore, MD

Note: Even if you expect to attend the meeting, stockholders are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Stockholders may also authorize their proxies by telephone and Internet as described further in the enclosed materials.

For planning purposes, please call the Company at (800) 638-2479 or send an email to contact@adamsexpress.com if you will be attending the Annual Meeting.

The Adams Express Company

Seven St. Paul Street

Baltimore, Maryland 21202

Proxy Statement

INTRODUCTION

The Annual Meeting of Stockholders of The Adams Express Company, a Maryland corporation (the “Company” or the “Fund”), will be held on Thursday, April 30, 2015, at 9:00 a.m., local time, at the Belmond Charleston Place, Charleston, South Carolina, 29401, for the purposes set forth in the accompanying Notice of Annual Meeting and also set forth below. This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any and all adjournments or postponements thereof and is first being sent to stockholders on or about February 27, 2015.

At the Annual Meeting, action is to be taken on (1) the election of a Board of Directors; (2) the ratification of the selection of an independent registered public accounting firm; (3) amending the Company’s fundamental investment policy on investments in commodities or commodities contracts; (4) the approval of the 2015 Incentive Compensation Plan; (5) the approval of the Company providing investment advisory services to outside accounts; (6) if properly presented, a stockholder proposal recommending that the Board of Directors consider causing the Company to conduct a self-tender offer; and (7) the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held On April 30, 2015:

This proxy statement, the notice of annual meeting, a form of the proxy, and the 2014 Annual Report to stockholders are all available on the internet at the following website: http://www.astproxyportal.com/ast/13579/.

How You May Vote and Voting By Proxy

You may vote in person at the Annual Meeting or by proxy. To authorize a proxy to cast your votes, please date, execute and mail the enclosed proxy card, or authorize a proxy by using telephone or internet options as instructed in the proxy card. Except for Proposals (1), (2), (3), (4), (5), and (6), referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Company, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly executed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election of directors, FOR Proposal (2), FOR Proposal (3), FOR Proposal (4), FOR Proposal (5), and AGAINST Proposal (6).

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it with you to the Annual Meeting in order to vote.

If you have questions regarding how to attend the meeting and vote in person, please contact the Secretary of the Company by telephone at (800) 638-2479 or by email at contact@adamsexpress.com.

Who May Vote

Only stockholders of record at the close of business on January 30, 2015, may vote at the Annual Meeting. The total number of shares of Common Stock of the Company outstanding and entitled to be voted on the record date was 96,182,075. Each share is entitled to one vote. The Company has no other class of security outstanding.

Vote Requirement

For Proposal (1), referred to above, directors shall be elected by a plurality of the votes cast at the meeting. Proposals (2), (3), (4), (5), and, if properly presented, (6), referred to above, require the affirmative vote of a majority of the votes cast at the meeting. Proposal (3) requires the affirmative vote of the lesser of (i) 67% of the votes entitled to vote on the Proposal that are present at the meeting, if the holders of more than 50% of the outstanding shares of Common Stock of the Company are present or represented by proxy; or (ii) 50% of the outstanding shares of Common Stock of the Company entitled to vote on the Proposal.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Proxies received by the Company that are marked “withhold authority” or abstain, or that constitute a broker non-vote, are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker returns a valid proxy but does not vote on a particular matter because the broker does not have the discretionary voting power for that matter and has not received instructions from the beneficial owner. Proxies marked “withhold authority”, abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1), (2), (4), (5), and (6), above; but would have the effect of a vote “Against” Proposal 3.

Appraisal Rights

Under Maryland law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

Other Matters

The Company will pay all costs of soliciting proxies in the accompanying form. See “Other Matters and Annual Report” below. Solicitation will be made by mail, and officers, regular employees, and agents of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

(1) NOMINEES FOR ELECTION AS DIRECTORS

Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors to serve until the annual meeting of stockholders in 2016 and until their successors are duly elected and qualify, all of whom have consented to serve if elected:

Enrique R. Arzac Phyllis O. Bonanno Kenneth J. Dale	Frederic A. Escherich Roger W. Gale Kathleen T. McGahran	Craig R. Smith Mark E. Stoeckle*

If for any reason one or more of the nominees above-named shall become unable or unwilling to serve when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other above-named nominees and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. As an alternative to proxies being voted for substitute nominees, the size of the Board of Directors may be reduced so that there are no vacancies caused by a nominee above-named becoming unable or unwilling to serve. The directors elected will serve until the next annual meeting or until their successors are duly elected and qualified, unless otherwise provided in the Bylaws of the Company.

Information as to Nominees for Election as Directors (as of December 31, 2014)

Set forth below with respect to each nominee for director are his or her name, address and age, any positions held with the Company, other principal occupations during the past five years, other directorships during the past five years, business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock of the Company beneficially owned by him or her. Also set forth below is the number of shares of Common Stock of the Company beneficially owned by all the directors and executive officers of the Company as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.

Name, Age, Positions with the Company, Other Principal Occupations and Other Directorships	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)
Independent Directors

Enrique R. Arzac, Ph.D., 73, Professor of Finance and Economics at the Graduate School of Business, Columbia University, formerly, Vice Dean of Academic Affairs. Currently a Director of Petroleum & Resources Corporation (1), Aberdeen Asset Management Funds (6 closed-end investment companies), Credit Suisse Asset Management Funds (2 closed-end investment companies and 9 open-end funds), and Mirae Discovery Funds (6 open-end funds). In addition, within the past five years, Dr. Arzac served as a director of Epoch Holdings Corporation (an investment management and investment advisory services company) and Starrcomms PLC (telecommunications company).

	1983	46,848
Phyllis O. Bonanno, 71, Retired President & CEO of International Trade Solutions, Inc. (consultants). Formerly, President of Columbia College, Columbia, South Carolina, and Corporate Vice President of Warnaco, Inc. (apparel). Currently a director of Petroleum & Resources Corporation (1) and Borg-Warner Inc. (industrial). Ms. Bonanno also served as a director of Mohawk Industries, Inc. (carpets and flooring) within the past five years.	2003	11,830
Kenneth J. Dale, 58, Senior Vice President and Chief Financial Officer of The Associated Press. Formerly, Vice President, J.P. Morgan Chase & Co. Inc. Currently a director of Petroleum & Resources Corporation (1).	2008	9,826
Frederic A. Escherich, 62, Private Investor. Formerly, Managing Director and head of Mergers and Acquisitions Research and the Financial Advisory Department with J.P. Morgan & Co. Inc. Currently a director of Petroleum & Resources Corporation (1).	2006	21,319

*	Mr. Stoeckle is an “interested person,” as defined by the Investment Company Act of 1940, as amended, because he is an officer of the Company.

Name, Age, Positions with the Company, Other Principal Occupations and Other Directorships	Has been a Director since	Shares of Common Stock Beneficially Owned (a)(b)(c)(d)
Independent Directors
Roger W. Gale, Ph.D., 68, President & CEO of GF Energy, LLC (consultants to electric power companies). Formerly, member of management group of PA Consulting Group (energy consultants). Currently a director of Petroleum & Resources Corporation (1) and during the past five years also served as a director of Ormat Technologies, Inc. (geothermal and renewable energy).	2005	13,072
Kathleen T. McGahran, Ph.D., J.D., CPA, 64, President & CEO of Pelham Associates, Inc. (an executive education provider). Formerly, Associate Dean and Director of Executive Education and Associate Professor, Columbia University, and Adjunct Associate Professor, Stern School of Business, New York University and Tuck School of Business, Dartmouth College. Currently the Chair of the Board and a director of Petroleum & Resources Corporation (1).	2003	19,005
Craig R. Smith, M.D., 68, Retired Chief Operating Officer of Algenol LLC (ethanol manufacturing). Formerly, President, Williston Consulting LLC (consultants to pharmaceutical and biotechnology industries), and Chairman, President & CEO of Guilford Pharmaceuticals (pharmaceutical and biotechnology). Currently a director of Petroleum & Resources Corporation (1) and a manager of Algenol LLC. In addition, during the past five years, Dr. Smith served as a director of Algenol Biofuels, Inc. (ethanol manufacturing), Depomed, Inc. (specialty pharmaceuticals), and La Jolla Pharmaceutical Company.	2005	31,157

Interested Director
Mark E. Stoeckle, 58, CEO of the Company since February 11, 2013 and Director since February 14, 2013. Currently the CEO and a director of Petroleum & Resources Corporation (1). Formerly, Chief Investment Officer, U.S. Equities and Global Sector Funds, BNP Paribas Investment Partners.	2013	49,931

Directors and executive officers of the Company as a group.		350,167

(1)	Non-controlled affiliate of the Company (a closed-end investment company).

The address for each director is the Company’s office, 500 East Pratt Street, Baltimore, MD 21202.

(a)	To the Company’s knowledge, except for 2,865 shares shown for Mr. Escherich, which were beneficially owned by his wife and as to which he disclaims beneficial ownership and the shares referred to in footnote (c) below, each director and officer had sole investment and sole voting power with respect to the shares shown opposite his or her name.
(b)	Of the amount shown as beneficially owned by the directors and executive officers as a group, 58,429 shares were held by the Trustee under the Employee Thrift Plan of the Company and the Employee Thrift Plan of Petroleum & Resources Corporation.
(c)	The amounts shown include nonvested or vested but deferred restricted stock units and deferred stock units under the Company’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below), held by each director (6,000 held by Dr. Arzac, 5,250 held by Ms. Bonanno, 3,750 held by Mr. Dale, 1,500 held by Mr. Escherich, 3,000 held by Dr. McGahran, and 750 held by Dr. Gale and Dr. Smith), and by directors and executive officers as a group (119,083 shares).
(d)	Calculated on the basis of 96,286,656 shares of Common Stock outstanding on December 31, 2014, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned less than 1.0% of the Common Stock outstanding.

Additional information about each director follows (supplementing the information in the table above) that describes some of the specific experience, qualifications, attributes, or skills that each director possesses that led the Board to conclude that he or she should serve as a director.

Independent Directors

1) Enrique R. Arzac, Ph.D.

Dr. Arzac brings to the Board extensive expertise in asset management and securities valuation, international finance and corporate finance gained from his many years on the faculty of Columbia University’s Graduate School of Business and through consulting with corporations and financial institutions for more than 30 years. Dr. Arzac has published many articles on corporate finance, valuation, portfolio management and commodity markets in numerous academic journals. He has been deemed an audit committee financial expert, as that term is defined in federal regulations, by his fellow directors and served as Chair of the Company’s Audit Committee for several terms. In addition, Dr. Arzac’s service on the boards of other investment companies provides him with a deep understanding of investment company oversight.

2) Phyllis O. Bonanno

Ms. Bonanno brings to the Board operational, academic and public policy knowledge. Ms. Bonanno gained public policy expertise through her 10 years of service as the first director of the U.S. Trade Representative’s Office of Private Sector Liaison in the Executive Office of Presidents Carter and Reagan. She developed global business knowledge and expertise in the manufacturing sector and international trade rules and regulations during her employment as Corporate Vice President of International Trade of Warnaco, Inc., a worldwide apparel manufacturer, and as President and CEO of International Trade Solutions, Inc., an international trade consulting firm. In addition, Ms. Bonanno’s service on other public company boards in varied industries has provided her with valuable experience.

3) Kenneth J. Dale

Mr. Dale brings broad expertise in financial management to the Board. He serves as Senior Vice President and Chief Financial Officer of The Associated Press (AP), one of the largest newsgathering organizations in the world. His responsibilities at AP include all corporate finance activities, internal audit, global real estate and administrative services, and oversight of all of AP’s technology operations. Prior to joining AP, Mr. Dale spent 21 years as an investment banker at J.P. Morgan Chase & Co. Inc., advising media and entertainment clients on mergers and acquisitions and corporate finance transactions. He has been deemed an audit committee financial expert, as that term is defined in federal regulations, by his fellow directors and currently serves as the Chair of the Company’s Audit Committee.

4) Frederic A. Escherich

Mr. Escherich brings to the Board extensive knowledge of securities investing and stock valuation gained from his 25 years at J.P. Morgan & Co. Inc. During his tenure at J.P. Morgan & Co. Inc., Mr. Escherich served as head of mergers and acquisitions research for many years, and his responsibilities included evaluating numerous issues related to maximizing shareholder value and setting policies and procedures in connection with the valuation of companies, the assessment of various transaction types, analytical techniques and securities. Since retiring in 2002, Mr. Escherich has focused full-time on private investing and is familiar with the dynamics of today’s equity markets.

5) Roger W. Gale, Ph.D.

Dr. Gale brings to the Board in-depth knowledge of the electric power industry and U.S. and international energy policy from his service in private industry and in the public sector. Dr. Gale has gained electric utility industry expertise through his many years of service as a consultant, and has been quoted on electric utility issues in leading business publications and television news programs. He previously served on the boards of a Fortune 500 energy conglomerate and a publicly-traded geothermal energy company. Dr. Gale holds a Ph.D. in political science from the University of California, Berkeley.

6) Kathleen T. McGahran, Ph.D.

Dr. McGahran has served as the Chair of the Company’s Board of Directors since March 19, 2013. She is a CPA, a lawyer, and holds a Ph.D. in Accounting and Finance from New York University, and brings to the Board a very broad and valuable skill set. She is the President and CEO of Pelham Associates, an executive education provider. She has served on the faculties of the Tuck School of Business at Dartmouth College, the Graduate School of Business at Columbia University, and the Stern School of Business at New York University. Dr. McGahran has expertise in financial analysis and has conducted financial analysis training programs for Wall Street firms and Fortune 500 companies. She has been deemed an audit committee financial expert, as that term is defined in federal regulations, by her fellow directors and served as Chair of the Company’s Audit Committee for several terms.

7) Craig R. Smith, M.D.

Dr. Smith, a physician and former long-time member of the faculty at the Johns Hopkins University School of Medicine, brings to the Board extensive experience in the pharmaceuticals and biotech industries. He recently retired as the Chief Operating Officer of Algenol LLC, a research company focusing on the production of ethanol and other high-value green chemicals from algae. He previously was President and founder of Williston Consulting, a consulting company for the pharmaceutical and biotech industries. Prior to founding Williston Consulting, Dr. Smith was Chairman, President, CEO, and a co-founder of Guilford Pharmaceuticals, a biopharmaceutical company that he grew to become publicly traded.

Interested Director

8) Mark E. Stoeckle

Mr. Stoeckle has been CEO of the Company since February 11, 2013, having succeeded Mr. Douglas G. Ober, and was elected to the Board of Directors on February 14, 2013. Mr. Stoeckle has had a distinguished 30-year career in financial services and asset management, and brings a wealth of investment and business experience to the role. Previously, he was Chief Investment Officer, U.S. Equities and Global Sector Funds, at the global investment management firm BNP Paribas Investment Partners and managed approximately $5 billion in domestic and global equities.

Stock Ownership

Independent Directors	Dollar Value of Shares Owned(1)
Enrique R. Arzac	greater than $100,000
Phyllis O. Bonanno	greater than $100,000
Kenneth J. Dale	greater than $100,000
Frederic A. Escherich	greater than $100,000
Roger W. Gale	greater than $100,000
Kathleen T. McGahran	greater than $100,000
Craig R. Smith	greater than $100,000

Interested Director
Mark E. Stoeckle	greater than $100,000

(1)	The valuation date used in calculating the dollar value of shares owned is December 31, 2014.

In 2009, the Board adopted new equity ownership requirements for the directors and senior staff. Under these equity ownership requirements, the Chief Executive Officer, portfolio managers, research analysts, and other executive officers must own, within 3 years of the requirement’s adoption or commencement of employment, as applicable, a certain value of equity in the Company equal to a multiple of his or her 2009 annual salary or starting salary, as applicable. Non-employee directors with more than 5 years of service on the Board must own, by December 14, 2014, at least $100,000 of Common Stock of the Company; non-employee directors with less than 5 years of service, and new directors, must own at least $100,000 of the Company’s Common Stock within 10 years of joining the Board.

The nominees for election as directors of the Company identified above are also the nominees for election to the Board of Directors of Petroleum & Resources Corporation (“Petroleum”), the Company’s non-controlled affiliate, of which the Company owned 2,186,774 shares, or approximately 8.0% of the outstanding Common Stock, on December 31, 2014.

Board Leadership Structure

Seven of the Company’s eight directors are not “interested persons,” as defined by the Investment Company Act of 1940, as amended (the “Act”), and are independent directors. Mr. Stoeckle is the only member of the Board who is an “interested person” under the Act and thus is not an independent director. In March 2013, the Board elected Dr. Kathleen T. McGahran, an Independent Director, to serve as Chair of the Board.

Board’s Oversight of Risk Management for the Company

The Board’s role in risk management of the Company is that of oversight. The internal staff of portfolio managers, research analysts and administrative personnel is responsible for the day-to-day management of the Company, including risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board has delegated to the Audit Committee the primary role of overseeing the assessment and management of risks, including major financial risks, by the Company’s management, and the steps that management has taken to monitor and control such risks. The Audit Committee reports to the Board on a periodic basis on its discussions of these items with management. In addition, the Board, acting at its regularly scheduled meetings, receives reports from senior management, including the Company’s portfolio management team, the Chief Compliance Officer and the Chief Financial Officer. Between Board meetings, the Executive Committee, and/or Chair of the Board, and/or the Chairman of the Audit Committee, as appropriate, interacts with the CEO and other senior executives on any matter requiring action by or notice to the

Board. The Board also receives periodic presentations from senior management regarding specific operational, compliance or investment areas such as business continuity, personal trading, valuation, investment research and securities lending, and receives reports from the Company’s general counsel regarding regulatory, compliance and governance matters. The Company believes that its leadership structure enhances risk oversight. It should be noted that, in its oversight role, the Board is not a guarantor of the Company’s investments or activities.

Process for Stockholders to Communicate with Board

The Board of Directors has implemented a process for stockholders of the Company to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Company, at The Adams Express Company, 500 East Pratt Street, Suite 1300, Baltimore, MD 21202. The Secretary has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

Policy on Board of Directors’ Attendance at Annual Meetings

The Company’s policy with regard to attendance by the Board of Directors at Annual Meetings is that all directors are expected to attend, absent unusual and extenuating circumstances that prohibit attendance. All of the directors then standing attended the 2014 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and persons who own more than ten percent of a registered class of the Company’s securities are required to report to the Securities and Exchange Commission (the “Commission”) by a specified date his or her beneficial ownership of or transactions in the Company’s securities. Based upon a review of filings with the Commission, such forms received by the Company, and written representations that no other reports are required, the Company believes that each director, officer, and greater than ten percent beneficial owners filed all requisite reports with the Commission on a timely basis during 2014.

Information as to Other Executive Officers

Set forth below are the names, ages and positions with the Company, as of December 31, 2014, of all executive officers of the Company other than those who also serve as directors. Executive officers serve as such until the election of their successors.

Mr. James P. Haynie, 52, has served as President since August 19, 2013. Prior to joining the Company, he was Chief Investment Officer, U.S. Equities and Global Sector Funds at BNP Paribas Investment Partners from February 2013 and was Senior Portfolio Manager at BNP Paribas Investment Partners from 2005 to 2013.

Mr. Brian S. Hook, 45, has served as Vice President, Chief Financial Officer and Treasurer since March 19, 2013. Prior thereto, he served as Chief Financial Officer and Treasurer from March 20, 2012 to March 19, 2013, as Treasurer from June 1, 2009 to March 20, 2012, and Assistant Treasurer from September 2008 to June 1, 2009. Prior to joining the Company, he was a Vice President and Senior Manager at T. Rowe Price from March 1998 to August 2008, and a business assurance manager with Coopers & Lybrand L.L.P. prior thereto.

Mr. Lawrence L. Hooper, Jr., 62, has served as the Chief Compliance Officer since April 8, 2004, as Vice President since March 30, 1999, and as General Counsel and Secretary since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

Ms. Nancy J.F. Prue, 60, has served as Executive Vice President since March 23, 2010. Prior to that, she served as a research analyst since 1982. She also serves as President of Petroleum and served as Executive Vice President of Petroleum from July 2009 to March 2010, and as Vice President from 2005 to July 2009.

The address for each executive officer is the Company’s office, 500 East Pratt Street, Suite 1300, Baltimore, MD 21202.

Security Ownership of Management of the Company (a)	Shares of Common Stock Beneficially Owned (b)(c)(d)(e)
Name
James P. Haynie	59,459
Brian S. Hook	19,734
Lawrence L. Hooper, Jr.	40,434
Nancy J.F. Prue	27,552

(a)	As of December 31, 2014. Share ownership of directors and executive officers as a group is shown in the table beginning on page 3 and footnotes thereto.
(b)	To the Company’s knowledge, other than shares referred to in footnote (d) below, each officer had sole investment and sole voting power with respect to the shares shown opposite his or her name.
(c)	Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Company and the Employee Thrift Plan of Petroleum: Mr. Haynie (2,268 shares), Mr. Hook (7,309 shares), Mr. Hooper (26,602 shares), and Ms. Prue (16,404 shares).
(d)	The amounts shown include nonvested shares of restricted stock under the Company’s 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below) held by Mr. Haynie (42,059 shares), Mr. Hook (7,235 shares), Mr. Hooper (8,139 shares), and Ms. Prue (8,640 shares).
(e)	Calculated on the basis of 96,286,656 shares of Common Stock outstanding on December 31, 2014, each of the executive officers listed above owned less than 1.0% of the Common Stock outstanding.

Principal Stockholder

At December 31, 2014, one person or group of persons was known by the Company to own beneficially more than five percent of any class of the Company’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Erik E. Bergstrom P.O. Box 126 Palo Alto, CA 94302	8,640,000 shares (1) held directly and indirectly (2)	9.0%

(1)	As of February 1, 2014.
(2)	Shares held in name of Erik E. Bergstrom Living Trust (3,500,000 shares) and Erik E. and Edith H. Bergstrom Foundation (5,140,000 shares). Mr. Bergstrom disclaimed beneficial ownership of certain of these shares. In addition, Edith H. Bergstrom owns 120,000 shares in the Edith H. Bergstrom Living Trust, which are not included in this table.

Board Meetings and Committees of the Board

Overall attendance at the eight meetings of the Board held in 2014 was approximately 99%. Each incumbant director attended at least 75% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he or she served in 2014.

Audit Committee

Mr. Dale (Chair), Ms. Bonanno, Mr. Escherich, and Dr. Smith, each of whom is an independent director as such is defined by the rules of the New York Stock Exchange, and none of whom is an “interested person” as such is defined by the Act, constitute the membership of the Board’s standing Audit Committee, which met four times in 2014. The Board has determined Mr. Dale to be an audit committee financial expert, as that term is defined in federal regulations.

The Board has adopted a written charter under which the Audit Committee operates. A copy of the Audit Committee Charter (“Charter”) is available on the Company’s website: www.adamsexpress.com. Set forth below is the report of the Audit Committee:

Audit Committee Report

The purposes of the Audit Committee are set forth in the Audit Committee’s written Charter. As provided in the Charter, the role of the Audit Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, risk assessment and risk management, and regulatory compliance activities, and other matters the Board deems appropriate. The Audit Committee also selects the Company’s independent registered public accounting firm in accordance with the provisions set out in the Charter. Management, however, is responsible for the preparation, presentation and integrity of the Company’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out proper audits and reviews.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2014 Annual Report of the Company with the Company’s management and with PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm. In addition, the Audit Committee has discussed with PwC the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Audit Committee has also received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, considered whether the provision of nonaudit services by PwC is compatible with maintaining PwC’s independence, and discussed with PwC its independence.

In reliance on the reviews and discussions with management and PwC referred to above, and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the Charter and discussed above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s 2014 Annual Report for filing with the Securities and Exchange Commission.

Respectfully submitted on February 13, 2015, by the members of the Audit Committee of the Board of Directors:

Kenneth J. Dale, Chair

Phyllis O. Bonanno

Frederic A. Escherich

Craig R. Smith

Compensation Committee

Dr. Arzac (Chair), Mr. Dale, Mr. Escherich, and Dr. Gale constituted the membership of the Board’s standing Compensation Committee in 2014, which met three times. The Compensation Committee reviews and recommends changes in the compensation of directors, officers, and employees, including salaries and the cash and equity incentive compensation plans in which the executive officers, officers, and employees of the Company are eligible to participate.

Executive Committee

Dr. Arzac, Ms. Bonanno, Dr. Gale, Dr. McGahran (Chair), Dr. Smith and Mr. Stoeckle constituted the membership of the Board’s standing Executive Committee in 2014, which met two times. The Executive Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Company’s Bylaws, or Board resolution.

Nominating and Governance Committee

Dr. Arzac, Ms. Bonanno, Dr. Gale, and Dr. Smith (Chair) constituted the membership of the Board’s standing Nominating and Governance Committee in 2014, which met two times. The Board has adopted a written charter under which the Nominating and Governance Committee operates, a copy of which is available to stockholders at the Company’s website: www.adamsexpress.com.

Each of the members of the Nominating and Governance Committee is an independent director as such is defined by the rules of the New York Stock Exchange and none is an “interested person” as such is defined by the Act.

The Nominating and Governance Committee recommends to the full Board nominees for director and leads the search for qualified director candidates.

The Nominating and Governance Committee will consider unsolicited recommendations for director candidates from stockholders of the Company. Stockholders may recommend candidates for consideration by the Nominating and Governance Committee by writing to the Secretary of the Company at the office of the Company, 500 East Pratt Street, Suite 1300, Baltimore, MD 21202, giving the candidate’s name, biographical data and qualifications and stating whether the candidate would be an “interested person” of the Company. A written statement from the candidate, consenting to be named as a candidate, and if nominated and elected, to serve as a director, should accompany any such recommendation.

The process that the Nominating and Governance Committee uses for identifying and evaluating nominees for director is as follows: When there is a vacancy on the Board, either through the retirement of a director or the Board’s determination that the size of the Board should be increased, nominations to fill that vacancy are made by independent directors on the Board. The members of the Nominating and Governance Committee meet with the prospective director nominee. If a majority of the Nominating and Governance Committee members are satisfied that the prospective director nominee is qualified and will make a positive addition to the Board, as many of the other independent directors meet with him or her as is possible. The Nominating and Governance Committee then nominates the candidate at a meeting of the Board and a vote is taken by the full Board on whether to elect the nominee to the Board and to include the nominee in the Company’s proxy for election at the next annual meeting of stockholders. The Company anticipates that a similar process will be used for any qualified director candidate properly recommended by a stockholder.

The Board does not have a formal policy regarding the consideration of diversity in identifying Board candidates. When considering a new candidate for the Board, the Nominating and Governance Committee and the full Board may consider the diversity of skills, experience and/or perspective a prospective nominee will bring to the Board as part of their evaluation of the contribution that such prospective director nominee will make to the Board. Such factors will be considered in the context of the Board’s existing membership at the time such potential candidate is considered.

Retirement Benefits Committee

Messrs. Dale and Escherich and Dr. Gale (Chair) constituted the membership of the standing Retirement Benefits Committee of the Company, which administers the Company’s Employee Retirement Plan and Supplemental Retirement Plan. This Committee met three times during 2014. Previously, this Committee also administered the Company’s Employee Thrift Plan and Executive Nonqualified Supplemental Thrift Plan. Those plans are now administered by a committee comprised of employees of the Company.

Board of Directors Compensation

During 2014, each director who is not an interested person, except for Dr. McGahran, received an annual retainer fee of $60,000. Dr. McGahran, the Board Chair, received an annual retainer fee of $75,000. The Chairperson of each committee receives an additional annual retainer fee of $2,500 for that committee. The compensation described above includes 750 restricted stock units, with a grant-date value of $9,660, that were granted upon the director’s re-election at the Annual Meeting in 2014. The total amount of fees paid to the independent directors in 2014 was $449,620.

Transactions with Petroleum & Resources Corporation

The Company shares certain expenses for research, accounting services, other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses, such as office supplies, postage, subscriptions and travel, with Petroleum, of which all of the above-named nominees are also directors. These expenses were paid by the Company and, on the date the payment was made, Petroleum simultaneously paid to the Company its allocated share of such expenses, based on either the proportion of the size of the investment portfolios of the two companies, or, where possible, on an actual usage basis. In 2014, Petroleum’s share of such expenses was $1,196,587.

Audit Fees

The aggregate fees for professional services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, for the audit of the Company’s annual financial statements and review of the Company’s semi-annual financial statements for 2014 and 2013 were $75,403 and $78,935, as adjusted for subsequent billing, respectively.

Audit-Related Fees

There were no audit-related fees in 2014 and 2013.

Tax Fees

The aggregate fees for professional services rendered to the Company by PricewaterhouseCoopers LLP for the review of the Company’s excise tax calculations and preparations of federal, state and excise tax returns for 2014 and 2013 were $9,646 and $8,581, respectively.

All Other Fees

The aggregate fees for services rendered to the Company by PricewaterhouseCoopers LLP, other than for the services referenced above, for 2014 and 2013 were $4,190 and $5,477, respectively, which related to the review of the Company’s procedures for calculating the amounts to be paid or granted to the Company’s officers in accordance with the Company’s cash incentive plan for 2013 and the 2005 Equity Incentive Compensation Plan for 2013 and 2014, review of the Company’s calculations related to those plans, and preparation of a related report to the Company’s Compensation Committee.

The Board’s Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance the Company’s ability to manage or control risk or improve financial statement audit and review quality. The Audit Committee may delegate pre-approval authority to its Chair. Any pre-approvals by the Chair under this delegation are to be reported to the Audit Committee at its next scheduled meeting. All services performed for 2014 were pre-approved by the Audit Committee.

Compensation of Directors and Executive Officers

The following table sets forth for each of the persons named below the aggregate compensation received from the Company during the fiscal year ended December 31, 2014, for services in all capacities:

Name	Position	Aggregate Compensation (1) (2) (3) (4) (5) (6)		Change in Pension Value (9)		Stock Awards (10)
Mark E. Stoeckle	Chief Executive Officer (A)	$878,084		$	N/A	$99,998
James P. Haynie	President	612,406			N/A	122,492
Lawrence L. Hooper, Jr.	Vice President, General Counsel and Secretary	282,636			22,860	22,494
Independent Directors
Enrique R. Arzac	Director (A)(C)(E)	52,875	(8)		N/A	9,660	(11)
Phyllis O. Bonanno	Director (A)(B)(E)	51,000			N/A	9,660	(11)
Kenneth J. Dale	Director (B)(C)(D)	55,839	(7)(8)		N/A	9,660	(11)
Frederic A. Escherich	Director (B)(C)(D)	51,625	(8)		N/A	9,660	(11)
Roger W. Gale	Director (A)(C)(D)(E)	54,120	(7)		N/A	9,660	(11)
Kathleen T. McGahran	Chair of the Board (A)	66,000	(7)		N/A	9,660	(11)
Craig R. Smith	Director (A)(B)(E)	54,120			N/A	9,660	(11)

(A)	Member of Executive Committee
(B)	Member of Audit Committee

(C)	Member of Compensation Committee
(D)	Member of Retirement Benefits Committee
(E)	Member of Nominating and Governance Committee

(1)	Of the amounts shown, direct salaries paid by the Company to Messrs. Stoeckle, Haynie, and Hooper were $305,000, $245,000, and $158,600, respectively.
(2)	Of their direct salaries, $18,300, $31,850, and $9,516 were deferred compensation to Messrs. Stoeckle, Haynie, and Hooper, respectively, under the Company’s Employee Thrift Plan and Executive Nonqualified Supplemental Thrift Plan (see “Employee Thrift Plans” below). The non-employee directors do not participate in this Plan.
(3)	Of the amounts shown, $457,500, $264,600, and $91,500 were cash incentive compensation accrued for Messrs. Stoeckle, Haynie, and Hooper, respectively, in 2014 and paid to them in 2015. These amounts include $27,450, $15,876, and $5,490 of deferred compensation to Messrs. Stoeckle, Haynie, and Hooper, respectively, under the Company’s Employee Thrift Plan and, for Messrs. Stoeckle and Haynie, under the Executive Nonqualified Supplemental Thrift Plan (see “Employee Thrift Plans” below).
(4)	Under the Employee Thrift Plans, the Company makes contributions to match the contributions made by eligible employees and may, at the discretion of the Board of Directors, make an additional contribution. The amounts shown include the Company’s matching contributions of $43,500, $28,613, and $14,196 made on behalf of Messrs. Stoeckle, Haynie, and Hooper, respectively, during 2014, and an additional discretionary contribution of $34,313, $22,932, and $11,255 made for 2014 on behalf of Messrs. Stoeckle, Haynie, and Hooper, respectively.
(5)	Of the amounts shown, $37,771, $51,261, and $7,085 were dividends paid to Messrs. Stoeckle, Haynie, and Hooper, respectively, on shares of restricted stock held under the 2005 Equity Incentive Compensation Plan (see “2005 Equity Incentive Compensation Plan” below).
(6)	The amount in this column does not include the amount of compensation relating to the grants of restricted stock set forth in the Stock Awards column of this table.
(7)	Includes the taxable value of dividend equivalent shares paid on vested and issued shares under the 2005 Equity Incentive Compensation Plan of $620 for Drs. Gale and McGahran, and $2,339 for Mr. Dale.
(8)	Of the amounts shown, Dr. Arzac and Messrs. Dale and Escherich elected to forego $51,875, $26,250, and $50,625, respectively, in favor of receiving 3,882.94 deferred stock units for Dr. Arzac, 1,965.50 deferred stock units for Mr. Dale, and 3,791.96 deferred stock units for Mr. Escherich.
(9)	Amounts represent the aggregate increase in actuarial value of the benefit accrued during the year related to the Employee Retirement Plans (see “Employee Retirement Plans” below).
(10)	This column shows the grant date fair value for grants of restricted stock made during 2014 to the identified executive officers under the 2005 Equity Incentive Compensation Plan. The restricted shares shown for Mr. Stoeckle, Mr. Haynie and Mr. Hooper will vest at the end of three years from the grant date. For a discussion of the assumptions used in valuing the stock awards shown in this column and the related accounting treatment, please see Note 6 to the Company’s financial statements for 2014. Distributions of dividends and capital gains paid on the Company’s shares of Common Stock (“distributions”) are paid on all of the shares of restricted stock shown for Messrs. Stoeckle, Haynie and Hooper. The distribution rate for distributions paid on the shares of restricted stock is the same rate that is paid on the Common Stock.
(11)	These amounts reflect the grant date fair value for the 750 restricted stock units granted to each director under the 2005 Equity Incentive Compensation Plan upon election to the Board of Directors at the Company’s Annual Meeting in 2014.

Grants of Plan-Based Awards under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding grants of equity plan-based awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above during 2014:

Name	Grant Date	Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Mark E. Stoeckle	January 9, 2014	7,704	99,998
James P. Haynie	January 9, 2014	9,437	122,492
Lawrence L. Hooper, Jr.	January 9, 2014	1,733	22,494

(1)	For a description of the material terms of these restricted stock grants, see footnote 10 to the Compensation Table above.
(2)	This fair value amount assumes that all of the shares in this table are vested. See footnote 10 to the Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding outstanding equity awards under the 2005 Equity Incentive Compensation Plan to the three executive officers listed in the Compensation Table above at the end of 2014:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Mark E. Stoeckle	—	—	32,009	437,883
James P. Haynie	—	—	42,059	575,367
Lawrence L. Hooper, Jr.	2,086	28,536	6,053	82,805

(1)	These shares vested as follows: Mr. Hooper, 2,086 on January 12, 2015.
(2)	Using the December 31, 2014 closing market price for the Company’s stock of $13.68.
(3)	Certain of these shares are scheduled to vest as follows: Mr. Stoeckle, 12,153 on February 11, 2015, 12,152 on February 11, 2016, and 7,704 on January 9, 2017; Mr. Haynie, 10,874 each on August 19, 2015, August 19, 2016 and August 19, 2017, and 9,437 on January 9, 2017; Mr. Hooper, 1,733 on January 9, 2017. In addition, for Mr. Hooper, if certain performance criteria are met by the Company, 3,062 on January 10, 2016. Note that these shares include 1,258 shares for Mr. Hooper that were scheduled to vest in January 2015 but were forfeited as unearned because the Company’s total NAV return did not exceed specified performance criteria.

Stock Vested under the 2005 Equity Incentive Compensation Plan

The following table presents information regarding the vesting of restricted stock awards during 2014 for the three executive officers listed in the Compensation Table above:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark E. Stoeckle	17,579	222,023
James P. Haynie	10,874	151,692
Lawrence L. Hooper, Jr.	1,299	16,796

2005 Equity Incentive Compensation Plan

In 2005, the Board of Directors adopted an equity incentive compensation plan for the Company, called the 2005 Equity Incentive Compensation Plan (the “2005 Plan”), to replace the Stock Option Plan adopted in 1985 and described below. The 2005 Plan was reapproved by the stockholders at the 2010 Annual Meeting. As of December 31, 2014, (i) the number of shares subject to outstanding awards under the 2005 Plan was 199,175 and (ii) the number of shares available for future grants under the 2005 Plan was 3,033,885.

Administration

The 2005 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has general responsibility to ensure that the 2005 Plan is operated in a manner that serves the best interests of the Company’s stockholders. Prior to making any recommendations to the Board to grant awards, but at least annually, the Compensation Committee will review the potential impact that the grant, exercise or vesting of awards could have on the Company’s earnings and net asset value per share.

Eligible Participants

The Compensation Committee recommends to the Board, and the Board has full and final authority to approve, the Company’s directors, officers, and employees and any eligible subsidiary’s officers and employees selected to receive awards under the 2005 Plan. The individuals who receive grants under the 2005 Plan are referred to individually as a “Participant” and collectively as “Participants”. In addition, under the 2005 Plan, all non-employee directors of the Company are eligible to participate and receive awards as described below under “Non-Employee Director Awards”.

Available Shares

The Company has reserved and made available 3,413,131 shares for use as awards (4% of the Company’s Common Stock outstanding on the effective date of the 2005 Plan). The Compensation Committee may adjust the number and kind of shares available for use in awards when certain corporate transactions occur which affect the price of the Company’s Common Stock.

Under the 2005 Plan, no single Participant may be granted awards relating to more than 35% of the shares of the Company’s Common Stock reserved for issuance under the 2005 Plan. In addition, the 2005 Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 300,000 shares of Company stock. Grants to non-employee directors are limited to those described below under “Non-Employee Director Awards”.

Awards

The 2005 Plan permits the Compensation Committee, subject to approval by the Board, to grant the following types of awards:

•	restricted stock;
•	restricted stock units;
•	deferred stock units;
•	non-qualified stock options;
•	stock appreciation rights (including freestanding and tandem stock appreciation rights); and

•	performance awards.

In addition, the 2005 Plan permits dividend equivalents to be awarded in connection with any award under the 2005 Plan. The 2005 Plan permits the Compensation Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Compensation Committee may designate any award under the 2005 Plan as a performance award subject to performance conditions. The 2005 Plan is also intended to qualify certain compensation awarded under the 2005 Plan for tax deductibility under Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

The awards are described more fully below. Grants to non-employee directors are limited to those described below under “Non-Employee Director Awards”.

Restricted Stock. The 2005 Plan permits shares of the Company’s Common Stock to be granted to Participants as restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the 2005 Plan or any award agreement relating to the restricted stock. During the period of restriction, the Participant may not sell, transfer, pledge, hypothecate, margin, or otherwise encumber the restricted stock.

Restricted Stock Units. The 2005 Plan permits restricted stock units to be granted to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture.

Deferred Stock Units. The 2005 Plan authorizes deferred stock units to be granted to Participants. A deferred stock unit is the right to receive stock, cash, or a combination of stock and cash at the end of a time period specified by the Compensation Committee. Deferred stock units may or may not be subject to restrictions (which may include a risk of forfeiture), which restrictions will lapse at the expiration of the specified deferral period or at earlier times, as determined by the Compensation Committee.

Stock Options. Stock options may be granted to Participants, provided that the per share exercise price of each option is not less than the fair market value of a share of the Company’s Common Stock on the date of the grant.

Unless otherwise determined by the Compensation Committee, options will become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company. Stock options issued under the 2005 Plan cannot be exercisable more than ten years from the date of grant. In addition, and to the extent provided for in the applicable award agreement, the option price per share may be reduced after grant of the option to reflect capital gains distributions to the Company’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the option price below zero.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may also be granted to Participants. A SAR is the right to receive, upon exercise, an amount equal to (i) the fair market value of one share of the Company’s Common Stock on the date of exercise minus (ii) the SAR’s grant price.

Unless otherwise determined by the Compensation Committee, SARs will become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company. SARs issued under the 2005 Plan cannot be exercisable more than ten years from the date of the grant. In addition, and to the extent provided for in the applicable award agreement, the grant price of a SAR may be reduced after grant of the SAR to reflect capital gains distributions to the Company’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the grant price of the SAR below zero.

Performance Awards. The 2005 Plan permits the Compensation Committee to make any award under the 2005 Plan subject to performance conditions. The Company may pay performance awards in cash or shares of the Company’s Common Stock. The grant, exercise and/or settlement of performance awards will be contingent upon the achievement of pre-established performance goals, unless the Compensation Committee determines that a performance award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). (Code Section 162(m) provides that compensation in excess of one million dollars to certain officers of a public company is not deductible for income tax purposes unless it qualifies as “performance-based compensation”.)

Non-Employee Director Awards

Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at the meeting, or who was previously elected and continues as a director after that annual meeting, receives an award of 750 restricted stock units of the Company. In addition, at the effective date of any non-employee director’s initial election to the Board, the non-employee director will be granted 750 restricted stock units of the Company. Non-employee directors will also receive dividend equivalents in respect of such restricted stock units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The restricted stock units and related dividend equivalents will vest (and become non-forfeitable) and be paid (in the form of shares of Common Stock) one year from the date of grant. In addition, non-employee directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of restricted stock units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment all or any portion of the annual grant of restricted stock units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Compensation Committee may impose.

Operation of the 2005 Plan

Under the 2005 Plan, the Compensation Committee, subject to approval by the Board, may grant awards (except for non-employee director awards) either alone or in addition to, in tandem with, or in substitution or exchange for any other award or any award granted under another plan of the Company or its existing or future subsidiaries or any other right of a Participant to receive payment from the Company or any Company subsidiary.

Employee Thrift Plans

Employees of the Company who have completed six months of service may defer up to 100% of base salary and cash incentive compensation to a tax qualified thrift plan instead of being paid currently, and the Company contributes an amount equal to 100% of each employee’s contribution (up to 6% of base salary and cash incentive compensation) but not in excess of the maximum permitted by law (see footnotes to the Compensation Table set forth on page 14 regarding 2014 contributions for the officers identified therein). The Company also has the discretion to contribute annually to each employee’s thrift plan account an amount of up to 6% of the employee’s combined base salary and cash incentive compensation attributable to the prior year’s service with the Company. All employee contributions are credited to the employee’s individual account. Employees may elect that their salary deferral and other contributions be invested in Common Stock of the Company, or of Petroleum, or a number of mutual funds, or a combination thereof. All of the Company’s matching contribution is invested in accordance with the employee’s investment elections, provided that the employee is 100% vested in the Employee Thrift Plan. An employee’s interest in amounts derived from the Company’s contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in equal installments, or in an annuity.

The Company also maintains an Executive Nonqualified Supplemental Thrift Plan for eligible employees of the Company (the “Nonqualified Plan”). The purpose of the Nonqualified Plan is to provide deferred compensation in excess of contribution limits imposed by the Internal Revenue Code on tax-qualified thrift plans, including the Employee Thrift Plan of the Company described above. In accordance with such limitations, for 2015, the maximum annual amount that an individual can defer to all tax-qualified thrift plans offered by the Company is $18,000 for those under the age of 50, and $24,000 for those age 50 and over, and the maximum combined amount — consisting of both the employee’s contributions and the Company’s matching contributions — that can go into any single tax-qualified thrift plan is $53,000 per year for those under the age of 50 and $59,000 per year for those age 50 and over.

The Nonqualified Plan permits an eligible employee to contribute to the Nonqualified Plan up to the maximum amount of 6% of the employee’s salary and cash incentive compensation that he or she is prevented from contributing to the tax-qualified thrift plan because of the Internal Revenue Code’s limitations on annual contributions, and for the Company to contribute the 100% matching contribution on that sum and/or the Company’s discretionary contribution that would otherwise be limited by the Internal Revenue Code’s limitations on annual contributions. The employee’s contributions and the Company’s contributions to the Nonqualified Plan are invested in eligible mutual funds in accordance with the employee’s investment elections.

Employee Retirement Plans

Employees of the Company with one or more years of service as of October 1, 2009, participate in a retirement plan pursuant to which contributions are made solely by the Company on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The benefits under the plan were frozen as of October 1, 2009, and no additional benefits attributable to additional years of service or increases in annual cash compensation after that date will be recognized. The plan, as frozen, provides for the payment of benefits on the occurrence of certain events, including an employee’s retirement at the age of 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of the average of an employee’s monthly compensation during any 3 periods of 12 consecutive months out of the final 60 months of service during which such compensation, including cash incentive compensation, is highest prior to October 1, 2009, multiplied by years of service prior to October 1, 2009. Retirement benefits cannot exceed 60% of the highest 36 months’ average annual cash compensation out of the employee’s final 60 months’ annual cash compensation, including incentive compensation. Benefits are payable in several alternative forms, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee’s early or deferred retirement, disability or death. Contributions are made to a trust to fund these benefits.

The Company also maintains a supplemental retirement benefits plan (the “Supplemental Plan”) for employees of the Company, which was also frozen as of October 1, 2009. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Company described above. In accordance with such limitations, the annual benefit payable under the Company’s retirement plan for 2015 may not exceed the lesser of $210,000 and the employee’s average total compensation paid during the three highest-paid consecutive calendar years of employment. The $210,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

The Supplemental Plan authorizes the Company to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under the retirement plan described above and the benefits that would otherwise be payable but for the Internal Revenue Code’s limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Company as benefits become due. The Company has established a funding vehicle using life insurance policies owned by the Company for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made at the employee’s election either as a lump sum or a life annuity. During 2014, the Company made payments of $198,394 under the Supplemental Plan.

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including officers, in the compensation and years of service classifications indicated, under the Company’s Employees’ Retirement Plan and Supplemental Plan:

	Estimated Annual Benefits Based Upon Years of Credited Service
Final Average Annual Earnings	10	20	30	40
$100,000	$ 20,000	$ 40,000	$ 60,000	$ 60,000
200,000	40,000	80,000	120,000	120,000
300,000	60,000	120,000	180,000	180,000
400,000	80,000	160,000	240,000	240,000
500,000	100,000	200,000	300,000	300,000
600,000	120,000	240,000	360,000	360,000

The credited years of service for the officers listed in the Compensation Table on page 13, above, are: Mr. Stoeckle (0), Mr. Haynie (0), and Mr. Hooper (12.50).

Brokerage Commissions

During the past fiscal year, the Company paid brokerage commissions in the amount of $483,440 on the purchase and sale of portfolio securities traded on the New York Stock Exchange and the National Association of Securities Dealers Automated Quotation System, substantially all of which were paid to brokers providing research and other investment services to the Company and on options written or purchased by the Company. The average per share commission rate paid by the Company was $0.03. No commissions were paid to an affiliated broker.

Portfolio Turnover

The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

2014	2013	2012
26.6%	55.9%	27.4%

Expense Ratio

The ratio of expenses to the average net assets of the Company for the past three years has been as follows:

2014	2013	2012
0.58%	0.69%	0.65%

(2) RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As permitted under the Act, the Audit Committee has selected PricewaterhouseCoopers LLP, 100 E. Pratt Street, Baltimore, Maryland, an independent registered public accounting firm, as the independent registered public accounting firm to audit the books and accounts of the Company for or during the year ending December 31, 2015. PricewaterhouseCoopers LLP was the Company’s principal auditor during the year 2014. A majority of the members of the Board of Directors who are not “interested persons” (as defined by the Act) have ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015. While not required under the Act, the Audit Committee and the Board of Directors have determined to submit for stockholder ratification the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions. The Company has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Company.

The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

(3) PROPOSAL OF THE BOARD OF DIRECTORS TO AMEND THE FUND’S FUNDAMENTAL POLICY ON INVESTMENTS IN COMMODITIES OR COMMODITIES CONTRACTS

The Fund’s fundamental investment policies are set out in the most-recent N-2 Form that was filed with the Securities and Exchange Commission in 1991 and remains effective. The fundamental policy on the purchase and sale of commodities or commodities contracts provides:

The policy of the Company with respect to the purchase and sale of commodities and commodities contracts by (a) the Company and (b) any majority-owned subsidiary of the Company which engages in or might engage in the purchase and sale of commodities and commodities contracts, is not to conduct such operations except as may be incidental to other transactions and except to the extent of the investment of not more than 5% of the value of the assets of the Company at the time.

For the reasons set forth below, the Board of Directors is proposing to change the policy on commodities and commodities contracts to remove the limitation on investing in commodities contracts except when they are incidental to other transactions and to permit the Fund to invest a larger percentage of the value of the Fund’s assets in derivative contracts such as total return swaps. As revised, the policy would provide as follows:

The policy of the Company with respect to the purchase and sale of commodities and commodities contracts by (a) the Company and (b) any majority-owned subsidiary of the Company which engages in or might engage in the purchase and sale of commodities and commodities contracts, is not to purchase or sell physical commodities (except as may be incidental to other transactions), but the Company may invest in commodities contracts provided that such investments shall not represent in aggregate more than 20% of the value of the assets of the Company at the time the commodity contract is entered into.

“Commodities and commodities contracts” had a well-understood meaning when the policy was written more than 24 years ago. At that time, they were commonly understood to mean investments in oil wells, minerals, agricultural products, cattle, and the like, and futures contracts on such things as orange juice and pork bellies. Since the policy’s adoption, however, the financial markets and regulatory guidance have evolved. New types of financial instruments are available that are now technically considered commodities contracts. These new investment instruments include swaps that provide the ability to capture the total return of a given stock or stock index without the requirement of owning or selling short the underlying stock or stock index (known as a “total return swap”), and other derivative instruments. These types of derivative instruments are being used in increasing numbers by open-end and closed-end funds.

Last February, the Board approved expanding the Fund’s ability to engage in short sales of securities. This change was made specifically to permit the Fund to engage in short sales as part of an investment strategy that involves “paired trades” in which the Fund opportunistically sells short a security and takes a corresponding long position in another security to take advantage of market inefficiencies in the pricing between the two securities. One method to optimize the use of the “paired trade” strategy is to enter into a total return swap for each security that is being sold short or bought long rather than buying or selling the underlying security. Each total return swap allows the Fund to capture the total return of the security by way of an investment contract entered into with a well-capitalized counterparty in a cost efficient way.

Based on recent regulations and guidance from the Commodities Futures Trading Commission, a total return swap is considered to be a commodities contract. Therefore, the Fund’s ability to effectively use this strategy is undercut by limiting the size of the position that can be taken in total return swaps to no more than 5% of the Fund’s assets at any one time. While the Fund will continue to be managed in conformity with its investment objectives and the use of total return swaps will be modest and carefully monitored from a risk-control perspective, the size of the positions required to make an impact needs to be greater than 5% of the Fund’s assets. Accordingly, the Board is seeking your approval to 1) remove the limitation on investing in commodities contracts except when they are incidental to other transactions and 2) to increase the amount of assets that can be invested in commodities contracts to 20% of the total assets.

Accordingly, the policy would still provide that direct investments in physical commodities are prohibited (except as may be incidental to other transactions), but would permit the Fund to invest in a variety of financial instruments that are presently considered to be commodities contracts, including total return swaps. The 20% cap is a combined limit. For example, this means the total amount that can be invested in total return swaps in connection with paired trades at any one time would be capped at 10% on the long side and 10% on the short side. This change in the policy should provide the Fund with greater flexibility in the future to pursue new opportunities as they become available.

The Board of Directors unanimously recommends that you vote FOR Proposal 3 thereby amending the Fund’s fundamental investment policy on investments in commodities or commodity contracts.

(4) PROPOSAL OF THE BOARD OF DIRECTORS TO APPROVE THE FUND’S 2015 INCENTIVE COMPENSATION PLAN

The Fund has maintained an equity incentive compensation plan since 1985. The current plan was adopted in 2005 (the “2005 Plan”) with a 10-year life and is expiring on April 27, 2015. The Board is submitting to you for approval a new plan, called the 2015 Incentive Compensation Plan (“2015 Plan”), to replace the expiring 2005 Plan. The Fund applied for and received an order from the Securities and Exchange Commission (the “Commission”) permitting implementation of the 2015 Plan under the Investment Company Act of 1940. The Commission entered the order on                 , 2015. Adoption of the 2015 Plan is subject to approval by the stockholders.

The terms of the 2015 Plan are essentially the same as those in the 2005 Plan, with a few differences as described below. As was the case under the 2005 Plan, four percent (4%) of the Fund’s outstanding shares (approximately 3,851,466 shares as of January 1, 2015) will be set aside for grants over the 10-year life of the 2015 Plan. The same limits in the 2005 Plan on the amount of shares that can be granted to any one individual are maintained in the 2015 Plan, and the Directors will continue to receive the same fixed number of shares annually as they have under the 2005 Plan. In general, the added terms in the 2015 Plan represent updates that reflect changes in the investment company and executive compensation landscape that have occurred in the ten years since the 2005 Plan was adopted and are expected to provide sufficient flexibility to address changes that are almost certain to occur over the next ten years. Included in the added terms are provisions that enable the Fund to issue bonus stock and cash awards under the terms of the 2015 Plan.

Reasons for the 2015 Plan

The Board of Directors believes that the 2015 Plan provides an essential tool for the Fund to use to remain competitive and to attract, retain, and incentivize its employees. Unlike most other investment funds, the Fund is internally-managed and does not have an outside investment adviser who manages the portfolio. We rely solely upon our own staff of 22 salaried employees to do all that is required to run the Fund, including identifying and analyzing the best investments for the Fund, managing the portfolio, and administering the Fund for our stockholders. We have operated with this management structure since 1929. The purpose of the 2015 Plan is to aid the Fund in securing and retaining employees of outstanding ability by making it possible to offer them an incentive, in the form of an equity interest in the Fund, to join or continue in the service of the Fund, and to focus their efforts for its success. All of the Fund’s employees will be eligible to receive equity incentive grants under the 2015 Plan.

In the judgment of the Board of Directors, the granting of equity awards under the 2005 Plan has served as intended and has helped the Fund to attract and retain the employees who make up the Fund’s small, dedicated, and highly competent staff, including the portfolio managers, research analysts, and other senior administrative executives. As examples, the ability to grant an equity interest in the Fund played an important role in our successful efforts to recruit Mark Stoeckle as CEO, James Haynie as Executive Vice President, and the other new members of the research staff.

The awards made under the 2005 Plan have been modest and the Board of Directors intends to use the same approach when making grants under the 2015 Plan. Under the 2005 Plan, only 19% of the shares authorized to be granted have been granted to date. There is no change in the number of shares that the Directors will receive under the 2015 Plan – they will continue receive the same fixed number of shares as they did under the 2005 Plan.

We remain committed to managing the dilution from our equity incentive compensation under the 2015 Plan and to enhancing stockholder value. Grants will be made only after consideration of their impact upon the stockholders. The expense ratio that we strive to maintain for the Fund has not been significantly impacted by grants under the 2005 Plan, averaging 0.58% over the life of the 2005 Plan, and the impact on the expense ratio from the grants under the 2015 Plan is expected to be similar.

The Board of Directors believes it is in your best interest for it to continue to be able to grant equity interests to help the Fund continue its efforts to produce attractive investment returns. Due to their equity interest in the Fund from the awards granted to them, the employees’ and Directors’ interests are more closely attuned to and aligned with your interests.

For these reasons, the Board of Directors unanimously recommends that you vote FOR the adoption of 2015 Plan.

The full text of the 2015 Plan is attached as Exhibit A. The following summary is qualified by reference to the 2015 Plan.

Summary of the 2015 Plan

Administration

The 2015 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is and will be composed solely of three or more directors who are deemed to be independent under applicable law and regulations and are not currently employees of the Fund. The current members of the Committee are Messrs. Dale, Escherich, and Gale, and Dr. Arzac, each of whom satisfies these criteria.

The Committee will have the general responsibility to ensure that the 2015 Plan is operated in a manner that serves the best interests of the Fund’s stockholders. Prior to making grants of awards, but at least annually, the Committee will review the potential impact that the grant, exercise or vesting of awards could have on the Fund ’s earnings and net asset value per share. The Committee will also maintain adequate procedures and records relating to that review.

Eligible Participants

The Committee will approve, subject to ratification by the Board of Directors, the Fund’s directors, officers, and employees and any eligible subsidiary’s officers and employees selected to receive awards under the 2015 Plan and the awards that are to be granted to them. The people who receive grants under the 2015 Plan are referred to in this Proxy Statement individually as a “Participant” and collectively as “Participants”. In addition, as with the 2005 Plan, all non-employee directors of the Fund will be eligible to participate and will receive awards under the 2015 Plan, as described below under “— Non-Employee Director Awards”. Since it is within the discretion of the Committee and the Board of Directors to determine which employees will receive grants under the 2015 Plan and the types and amount thereof, these matters cannot be specified at present.

Available Shares

The Fund will reserve and make available for use as awards four percent (4%) of the Fund’s Common Stock outstanding on the effective date of the 2015 Plan, which is expected to be approximately 3,851,466 shares. The Committee may adjust the number and kind of shares available for use in awards when certain corporate transactions occur. For example, if the Fund declares a dividend or distribution or announces a reorganization or merger, the Committee may adjust any or all of:

•	the aggregate number of shares subject to the 2015 Plan;
•	the number and kind of shares that may be delivered in connection with the awards;
•	the number and kind of shares by which annual per-person award limitations are measured;
•	the number and kind of shares subject to or deliverable in respect of outstanding awards; and
•	the exercise price or grant price relating to any award.

Under the 2015 Plan, no single Participant may be granted awards relating to more than 35% of the shares of the Fund’s Common Stock reserved for issuance under the 2015 Plan. In addition, the 2015 Plan limits the total number of shares that may be awarded to any single Participant in any 36-month period in connection with all types of awards to 300,000 shares of Fund stock. Furthermore, and subject to the 300,000 share restriction mentioned above, no Participant may be granted awards relating to more than (i) 300,000 shares of stock in respect of options, (ii) 300,000 shares of stock in respect of stock appreciation rights, (iii) 300,000 shares of stock in respect of restricted stock, (iv) 300,000 shares of stock in respect of restricted stock units, (v) 300,000 shares of stock in respect of deferred stock units or (vi) 300,000 shares of stock in respect of bonus stock. Grants to non-employee directors will be limited to those described below. See “— Non-Employee Director Awards”.

On February 13, 2015, the market value of Common Stock of the Fund as quoted on the New York Stock Exchange — Composite Transactions was $            .

Awards

The 2015 Plan permits the Committee, subject to ratification by the Board of Directors, to grant the following types of awards:

•	restricted stock;
•	restricted stock units;
•	deferred stock units;
•	cash awards;
•	bonus stock;
•	stock options; and
•	stock appreciation rights (including freestanding and tandem stock appreciation rights).

In addition, the 2015 Plan permits dividend equivalents to be awarded in connection with any award under the 2015 Plan while the awards are outstanding or otherwise subject to a restriction. The 2015 Plan permits the Committee to prescribe in an award agreement any other terms and conditions of that award. As described below, the Committee may designate any award under the 2015 Plan as a performance award subject to performance conditions. The 2015 Plan is also intended to qualify certain compensation awarded under the 2015 Plan for tax deductibility under Internal Revenue Code Section 162(m) (“Code Section 162(m)”).

The awards are described more fully below. Grants to non-employee directors will be limited to those described below. See “— Non-Employee Director Awards”.

Restricted Stock. The 2015 Plan permits shares of the Fund’s Common Stock to be granted to Participants as restricted stock. Restricted stock is stock that is subject to restrictions on transferability, risk of forfeiture and/or other restrictions. A Participant who receives restricted stock will have all the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends, unless the Participant is limited by the terms of the 2015 Plan or any award agreement relating to the restricted stock.

Unless otherwise determined by the Committee, restrictions on restricted stock will lapse in three equal installments after each of the first, second and third anniversaries of the date of grant, subject to the Participant’s continued employment or service with the Fund. Except as the Committee otherwise determines, effective immediately after termination of a Participant’s employment or service during the applicable restriction period, restricted stock that is at that time subject to restrictions will be forfeited and reacquired by the Fund, provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of restricted stock.

Restricted Stock Units. The 2015 Plan permits restricted stock units to be granted to Participants. Restricted stock units represent rights to receive stock and are subject to certain restrictions and a risk of forfeiture. Except as the Committee otherwise determines and except with respect to restricted stock units granted to non-employee directors as described below, restrictions on restricted stock units will lapse and stock in respect of the Participant’s restricted stock units will be delivered to the Participant in three equal installments after the first, second and third anniversaries of the date of grant, subject to the Participant’s continued employment or service with the Fund. Except as the Committee determines otherwise, effective immediately after termination of a Participant’s employment or service during the applicable restriction period, restricted stock units that are at that time subject to restrictions will be forfeited and reacquired by the Fund, provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted stock units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of restricted stock units.

Deferred Stock Units. The 2015 Plan authorizes deferred stock units to be granted to Participants. A deferred stock unit is the right to receive stock, cash, or a combination of stock and cash at the end of a time period specified by the Committee. Deferred stock units may or may not be subject to restrictions (which may include a risk of forfeiture), which restrictions will lapse at the expiration of the specified deferral period or at earlier times, as determined by the Committee. Except as the Committee otherwise determines, effective immediately after termination of a Participant’s employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply, all deferred stock units that are at that time subject to deferral (other than a deferral at the election of a Participant) will be forfeited, provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to deferred stock units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of deferred stock units.

Dividend Equivalents. Under the 2015 Plan and if and to the extent provided for in the applicable award agreement, recipients of options, SARs, restricted stock units and deferred stock units will be entitled to receive dividend equivalents in respect of such awards or any portion thereof as specified in the applicable award agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of common stock. Any such dividend equivalents will be paid in shares of the Fund’s Common Stock, cash or a combination thereof as and when provided for in the applicable award agreement.

Cash Awards. The 2015 Plan permits cash awards to be granted to Participants, the amount of which may be based on the achievement, over a specified period of time, of performance goals. The amount that may be paid to any one Participant cannot exceed $3,000,000 with respect to any fiscal year. Cash awards may be satisfied in cash, by delivery of the number of shares of the Fund’s Common Stock valued at the fair market value on the payout date, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Except as the Committee otherwise determines, effective immediately after termination of a Participant’s employment or service during the applicable performance period, cash awards that are at that time subject to restrictions will be forfeited, provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to cash awards will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of cash awards.

Bonus Stock. The 2015 Plan permits bonus stock to be granted to Participants. Except as otherwise determined by the Committee and set forth in an award agreement, bonus stock shall vest immediately and shall not be subject to any restrictions.

Stock Options. A stock option is the right to purchase one share of stock at a time in the future at a predetermined price (the “exercise price”). Stock options may be granted to Participants, provided that the per share exercise price of each option is not less than the fair market value of a share of the Fund’s Common Stock on the date of the grant. The Committee will determine the circumstances under which a Participant may exercise a stock option in whole or in part, the methods by which the Participant may pay the exercise price, the form of payment (which may include cash or stock), and the methods by or forms in which the Fund will deliver shares of its Common Stock or deem to deliver shares of its Common Stock to Participants.

Unless otherwise determined by the Committee, options will become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Fund. Stock options issued under the 2015 Plan will expire ten (10) years from the date of grant. In addition, if and to the extent provided for in the applicable award agreement, the option price per share may be reduced after grant of the option to reflect capital gains distributions to the Fund’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the option price below zero.

Unless otherwise determined by the Committee, if (i) a Participant’s employment with the Fund terminates by reason of death or disability, all of the Participant’s options will be exercisable for one (1) year or until the expiration date set forth in the applicable award agreement if earlier; (ii) a Participant’s employment with the Fund terminates by reason of retirement (and, except as otherwise determined by the Committee, the Participant executes a non-competition, non-solicitation, non-disclosure and non-disparagement agreement in a form satisfactory to the Fund), the Participant’s vested options will be exercisable for three (3) years or until the expiration date set forth in the applicable award agreement if earlier; (iii) the Fund terminates the Participant’s employment without cause, the Participant voluntarily resigns or, in the case of a Participant principally employed by a subsidiary of the Fund , the subsidiary is divested and as a result thereof the Participant is no longer employed by the Fund or another subsidiary of the Fund, the Participant’s vested options will be exercisable for three months or until the expiration date set forth in the applicable award agreement if earlier; or (iv) a Participant’s employment with the Fund terminates for any other reason (including termination for cause), the Participant’s options will terminate and cease to be exercisable immediately.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may also be granted to Participants. A SAR is the right to receive, upon exercise, an amount equal to (i) the fair market value of one share of the Fund’s Common Stock on the date of exercise minus (ii) the SAR’s grant price. The Committee will determine at the date of grant or thereafter, the circumstances under which a

Participant may exercise a SAR in whole or in part, the method of exercise, the method and form of settlement, the method by or forms in which the Fund’s Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR is granted as a tandem award (which is an award that is combined with another award, usually to provide an alternative form of compensation of comparable economic value), and any other terms and conditions of any SAR.

Unless otherwise determined by the Committee, SARs will become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the Fund. SARs issued under the 2015 Plan will expire ten (10) years from the date of the grant and, unless otherwise determined by the Committee, will be subject to substantially the same termination provisions as for options described above. In addition, if and to the extent provided for in the applicable award agreement, the grant price of a SAR may be reduced after grant of the SAR to reflect capital gains distributions to the Fund’s stockholders made after the date of grant, provided that no such reduction will be made which will reduce the grant price of the SAR below zero. The 2015 Plan treats the grant of a SAR the same as an issuance of a share of stock for purposes of determining the number of shares available for use under the 2015 Plan as long as that SAR is outstanding. When a SAR is settled, the Fund will reduce the number of shares available under the 2015 Plan by an amount equal to the value of the award paid to the Participant.

Performance Awards. The 2015 Plan permits the Committee to make any award under the 2015 Plan subject to performance conditions. The Fund may pay performance awards in cash or shares of the Fund’s Common Stock, or a combination thereof. The grant, exercise and/or settlement of performance awards will be contingent upon the achievement of pre-established performance goals, unless the Committee determines that a performance award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). (Code Section 162(m) provides that compensation in excess of $1 million to certain officers of a public Fund is not deductible for income tax purposes unless it qualifies as “performance-based compensation”.) The Committee will establish a targeted level or levels of performance measured by one or more of the following business criteria: (1) return on net assets, return on assets, return on investment, return on capital, return on equity; (2) economic value added; (3) operating margin; (4) net income, pretax earnings, pretax earnings before interest, depreciation, amortization and/or incentive compensation, pretax operating earnings, operating earnings; (5) total stockholder return; (6) performance of managed funds; (7) increase in market share or assets under management; (8) reduction in costs; (9) expense ratios; (10) amount of net assets under management; (11) net asset value; (12) increase in the fair market value of the Fund’s Common Stock; and (13) any of the above goals as compared to the performance of the Standard & Poor’s 500 Stock Index or any other published index deemed applicable by the Committee.

These performance goals are objective and seek to meet the requirements of Code Section 162(m). The Committee will measure whether a Participant has achieved a performance goal over a performance period of at least one year but in no event more than ten (10) years for a performance award. The Committee may reduce the amount paid to a Participant in connection with a performance award, but may not increase the amount unless the Committee determines at the time of grant that the award was not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m).

Non-Employee Director Awards

Immediately following each annual meeting of stockholders, each non-employee director who is elected a director at, or who was previously elected and continues as a director after, that annual meeting will receive an award of 750 restricted stock units of the Fund. In addition, at the effective date of any non-employee director’s initial election to the Board, the non-employee director will be granted 750 restricted stock units of the Fund. Non-employee directors also receive dividend equivalents in respect of such restricted stock units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The restricted stock units and related dividend equivalents vest (and become non-forfeitable) and will be paid (in the form of shares of Common Stock) one (1) year from the date of grant. In addition, nonemployee directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of restricted stock units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment of all or any portion of the annual grant of restricted stock units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Committee may impose.

Under the 2015 Plan, non-employee directors may also elect each year, not later than December 31 of the year preceding the year as to which deferral of fees is to be applicable, to defer to a fixed date or pursuant to a specified schedule all or any portion of the cash retainer to be paid for Board or other service related to Board activities in the following calendar year through the issuance of deferred stock units, valued at the fair market value of the Fund’s Common Stock on the date when each payment of such retainer amount would otherwise be made in cash. Any modification to the deferral election may be made only upon satisfaction of any conditions that the Committee may impose.

Operation of the 2015 Plan

Under the 2015 Plan, the Committee, subject to the ratification by the Board of Directors, may grant awards (except for non-employee director awards) either alone or in addition to, in tandem with, or in substitution or exchange for any other award or any award granted under another plan of the Fund or its existing or future subsidiaries or any other right of a Participant to receive payment from the Fund or any Fund subsidiary. This flexibility provides the Committee with the ability to grant alternative forms of compensation to Participants at comparable economic values. If the Committee grants an award in substitution or exchange for another award, the Committee will require the Participant to surrender the other award for the new award. Notwithstanding the foregoing, neither the Board of Directors nor the Committee will be able to amend the 2015 Plan or any award agreement to reprice any option or SAR, whether by decreasing the exercise price, canceling the award and granting a substitute award, repurchasing the award for cash, or otherwise.

Generally, Participants may not transfer awards to other persons except to a beneficiary upon a Participant’s death or by will or the laws of descent and distribution. In addition, awards may be transferred pursuant to a qualified domestic relations order. A Participant generally must exercise each award during the Participant’s lifetime, except that awards and other rights may be transferred to one or more beneficiaries or other transferees during the lifetime of the Participant to facilitate estate planning.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2015 Plan without the consent of stockholders or Participants. However, any amendment or alteration to the 2015 Plan shall be subject to the approval of the Fund’s stockholders if federal or state law or regulation, including the rules of the New York Stock Exchange, requires such approval. Neither the Board of Directors nor the Committee may take any action that would materially and adversely affect the rights of a Participant under any previously granted or outstanding award without the Participant’s consent.

2015 Plan Effective Date and Stockholder Approval

The 2015 Plan has been adopted by the Board of Directors. If the Fund’s stockholders approve the 2015 Plan, the 2015 Plan will become effective immediately upon approval by stockholders. The Board of Directors will review the 2015 Plan no less frequently than annually. Unless terminated or amended, during the fifth year of the 2015 Plan, the Board of Directors will resubmit the 2015 Plan to the Fund’s stockholders for reapproval and all awards made during that year prior to such reapproval will be contingent upon such reapproval. No awards under the 2015 Plan may be granted after ten (10) years from the effective date of the 2015 Plan.

Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of awards under the 2015 Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Restricted Stock. A Participant normally does not recognize taxable income upon an award of restricted stock, and the Fund will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the Participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time, plus the amount of the dividends and interest thereon to which the employee then becomes entitled. However, a Participant may elect under Internal Revenue Code Section 83(b) to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. The Fund will be entitled to a deduction in the same amount and at the same time as the Participant realizes income, subject to the limitations of Code Section 162(m). Dividend equivalents on restricted stock for which an election under Internal Revenue Code Section 83(b) has been timely made by the Participant will be taxed as regular dividends and the Fund will not be entitled to a deduction for such dividends.

Restricted Stock Units. The grant of a restricted stock unit will not result in any immediate tax consequences to the Participant or the Fund. Upon payment or settlement of a restricted stock unit award or payment of any dividend equivalents, the Participant will recognize taxable ordinary income, and the Fund will be entitled to a deduction, equal to the fair market value of the shares, cash or the dividend equivalents on the date received, subject to the limitations of Code Section 162(m).

Deferred Stock Units. The grant of a deferred stock unit will not result in any immediate tax consequences to the Participant or the Fund. Upon payment or settlement of a deferred stock unit award or payment of any dividend equivalents, the Participant will recognize taxable ordinary income, and the Fund will be entitled to a deduction, equal to the fair market value of the shares, cash or the dividend equivalents on the date received, subject to the limitations of Code Section 162(m).

Dividend Equivalents. Dividend equivalents generally will be taxed as compensation income (subject to ordinary income tax rates) when paid. The Fund will be entitled to a deduction in the same amount and at the same time as the Participant recognizes income, subject to the limitations of Code Section 162(m).

Cash Awards. The grant of a cash award to a Participant will not result in any immediate tax consequences to the Fund or the Participant. The payment of the cash award will result in taxable income to the Participant and an equal deduction to the Fund subject to the limitations of Code Section 162(m).

Bonus Stock. Upon the award of vested bonus stock without restrictions, a Participant will recognize taxable income and the Fund will be entitled to a deduction in an amount equal to its fair market value at the time the stock is awarded.

Non-Qualified Stock Options. In general, the grant of a non-qualified stock option will not result in any immediate tax consequences to the Fund or the Participant. Upon the exercise of a non-qualified stock option, the Participant will recognize taxable ordinary income, and the Fund will be entitled to a deduction, equal to the difference between the option price and the fair market value of the shares acquired at the time of exercise. If the stock option award agreement provides for an option price adjustment for capital gain distributions, Internal Revenue Code Section 409A might change the favorable tax treatment for the Participants described above. The Fund does not plan to issue options providing for a capital gain distribution option price reduction until there is a favorable clarification of the tax consequences under Internal Revenue Code Section 409A.

Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will result in immediate tax consequences for the Participant under Internal Revenue Code Section 409A. As a result, the Fund does not plan to issue SARs unless the rules under Internal Revenue Code Section 409A are changed to provide for favorable tax treatment for holders of SARs. The Fund will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

Payouts of Performance Awards. The designation of an award as a performance award will not change the tax treatment described above to a Participant who receives such an award. Such a designation will, however, enable such award to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Code Section 162(m).

Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the average of the high and low sale prices of the shares as reported in the New York Stock Exchange — Composite Transactions on the date of determination. Under the 2015 Plan, the amount of withholding to be paid in respect of non-qualified options exercised through the cashless method in which all shares are sold immediately after exercise will be determined by reference to the price at which the shares are sold.

The Board of Directors unanimously recommends that you vote FOR Proposal 4 thereby approving the adoption of the 2015 Incentive Compensation Plan.

(5) PROPOSAL OF THE BOARD OF DIRECTORS TO APPROVE THE FUND’S RENDERING INVESTMENT ADVISORY SERVICES TO OTHERS

Recently, the management of the Fund has been approached by a Swiss private bank that is interested in having the Fund serve as the subadviser for a Luxembourg-based UCITS fund (UCITS is the acronym for Undertaking for the Collective Investment of Transferable Securities) that will invest in a portfolio of U.S. small-cap stocks. The Fund’s investment team has significant experience in investing in U.S. small-cap stocks. The Fund received approval from the stockholders in 1981 to engage in investment advisory services to outside accounts but subsequently abandoned that effort. The Fund has not provided any investment advisory services to outside accounts in the 34 years since that vote was taken and the Board has decided to again seek approval from the stockholders to authorize the Fund to broaden its business by providing investment advisory services to outside accounts, particularly in light of the excellent opportunity that the UCITS fund proposal presents.

The Fund is seeking no-action relief from the staff (“Staff”) of the Division of Investment Management of the Securities and Exchange Commission (“Commission”) to permit the Fund to organize a subsidiary to act as investment adviser (“Advisory Subsidiary”). If the Staff does not grant the requested relief, the Fund may apply to the Commission for exemptive relief to organize such a subsidiary. The Fund may also determine to directly provide investment advisory services to others, which requires no relief from the Staff or the Commission. The Fund prefers providing investment advisory services to others through an Advisory Subsidiary rather than directly because there may be certain additional risks if the Fund provides advisory services directly, including the risk of litigation against the Fund (in its role as an investment adviser) and the greater regulatory burdens and operating complexities of operating as both an investment company and an investment adviser. Stockholders are therefore being asked to approve a proposal for the Fund, either through an Advisory Subsidiary or directly, to provide investment advisory services to others.

The present intention is that, at least initially, the Fund’s investment advisory clients would be limited to a small number of relatively large accounts, such as the UCITS fund. The Advisory Subsidiary will solicit clients that may include registered investment companies, U.S. and non-U.S. unregistered investment companies, and non-investment fund clients, such as institutional investors and separate account clients.

The Fund has taken initial steps to create a subsidiary named Adams Funds Advisers organized as a limited liability company (“LLC”) under Maryland law to perform the subadvisory services to outside accounts and funds. Provided the Fund receives regulatory approval from the Staff to do so, the Advisory Subsidiary will be owned by the Fund. Through the use of the LLC structure, the Fund should be insulated from liabilities of the Advisory Subsidiary. In addition, providing investment advisory services in this structure is intended to avoid any impact on the Fund’s tax status under subchapter M of the Internal Revenue Code of 1954, as amended. The Advisory Subsidiary will not provide investment advisory services to the Fund, and the Fund will continue to be internally managed.

Subject to review by the Fund’s Board of Directors, the day-to-day administration of the Fund’s investment advisory services would be the responsibility of the Fund’s investment officers. They would make the allocation with respect to securities transactions among all accounts and select the brokers to be utilized. It is expected that the Fund will capitalize the Advisory Subsidiary with an amount of money and assets reasonably necessary to cover the Advisory Subsidiary’s organizational expenses and the Advisory Subsidiary will utilize certain employees and facilities of the Fund to provide the advisory services.

Operating expenses attributable to the Advisory Subsidiary (including an allocation of expenses for employees of the Fund) will be borne by it. Net fee income generated by the Advisory Subsidiary, if any, will be periodically distributed in the form of dividends to the Fund. These dividend payments will provide income to defray operating expenses of the Fund and to augment dividends to the Fund’s stockholders. However, no assurance can be provided that advisory fees to be generated by the Advisory Subsidiary will exceed the Advisory Subsidiary’s operating expenses.

The Advisory Subsidiary may or may not register as an investment adviser under the Investment Advisers Act of 1940, as amended, (the “Advisers Act”). It is expected that, initially, many of the officers and employees of the Fund will hold similar positions as officers and employees of the Advisory Subsidiary. The Board will periodically review the investment advisory business of the Advisory Subsidiary in order to determine whether such business should be continued and whether the benefits derived by the Fund from the Advisory Subsidiary’s business warrant the Fund’s continued ownership of the Advisory Subsidiary.

Clients to be serviced by the Advisory Subsidiary or the Fund may have investment objectives and strategies that are similar to those of the Fund. Consequently, certain securities which the Fund buys and sells may also be bought and sold for client accounts managed by the Advisory Subsidiary or the Fund. In order to mitigate any potential conflicts of interest, the Advisory Subsidiary and/or the Fund will institute procedures to ensure that the purchase and sale of securities for the Fund’s investment portfolio and for each client account managed by the Advisory Subsidiary or the Fund are conducted in a manner designed to treat all accounts fairly and not give priority to either the Fund’s investment portfolio or to any client account. This would be accomplished by fixing in advance the number of shares of each security to be bought or sold for all accounts and the number of shares for each account. Purchases and sales would then be allocated daily in the proportions determined in this way. This allocation policy may at times make it somewhat more difficult, in the case of securities having limited liquidity, for the Fund to acquire or dispose of securities. Also, in a rising market it may result in the Fund paying more for some of the shares it desires to purchase and in a declining market may result in the Fund receiving less for some of the shares it desires to sell. In addition, the Fund does not anticipate purchasing securities issued by any clients advised by the Advisory Subsidiary or the Fund or selling or purchasing securities to or from such clients.

The investment management business is very competitive and the Fund does not know what, if any, clients the Advisory Subsidiary or the Fund will be able to attract or the amount of income the Advisory Subsidiary or the Fund may be able to generate by providing investment advisory services. There may be a risk that the added responsibility placed on the Fund’s current officers and employees may result in a significant burden on the Fund’s resources as client accounts grow in number and size. The Board believes that this risk can be mitigated by expansion of the Advisory Subsidiary’s or Fund’s staff as the investment advisory business grows. There may also be certain additional risks if the Fund provides investment advisory services directly, including the risk of litigation against the Fund (in its role as an investment adviser) and the greater regulatory burdens and operating complexities of operating as both an investment company and an investment adviser.

Petroleum & Resources (“Petroleum”) also proposes to broaden its business by rendering investment advisory services to outside accounts. At present, allocations of expenses between the two Funds are made on the basis of the relative size and composition of their respective portfolios and, where applicable, on an actual usage basis. If the Fund or Petroleum, or both, provide the investment advisory services under consideration, it is contemplated that each would retain any fees it earned therefrom and that, in determining the allocation of expenses between the Fund and Petroleum, the assets managed by each in an advisory capacity would be added to the assets in the portfolio of each.

The Board of Directors has concluded that it is in the best interests of the stockholders of the Fund to perform investment advisory services for others if suitable contracts can be negotiated. The Board of Directors has concluded that the Fund’s present research staff and portfolio management team, sources of information, and facilities can be used to provide investment management services to outside accounts, such as the UCITS fund, and that this can be accomplished with relatively little additional expense and is likely to result in generating additional revenues to offset the operating expenses of the Fund.

The Board of Directors unanimously recommends that you vote FOR Proposal 5 thereby approving the Fund’s rendering of investment advisory services to others.

(6) STOCKHOLDER PROPOSAL

A stockholder, Special Opportunities Fund, Inc., has informed the Company that it intends to submit a proposal at the Annual Meeting and has requested that the Company include the proposal in this year’s proxy material. The Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal. The proposal and the supporting statement for it, exactly as received by the Company, are set forth below and are followed by the Board’s explanation of its reasons for opposing the proposal. The Company will provide promptly to any stockholder, upon receipt of an oral or written request, the address of the stockholder that has submitted the proposal and the number of shares of the Company’s Common Stock held by the stockholder.

Proposal:

RESOLVED: The shareholders of The Adams Express Company (the Fund) request that the Board of Directors authorize a self-tender offer for all outstanding common shares of the Fund at or close to net asset value (NAV). If more than 50% of the Fund’s outstanding common shares are submitted for tender, the tender offer should be cancelled and the Fund should be liquidated or converted into an exchange traded fund (ETF) or an open-end mutual fund.

SUPPORTING STATEMENT

The Fund’s long term performance has been poor. According to Bloomberg, over the past 3, 5, and 10 years ending June 30, 2014, the NAV has underperformed the S&P 500 Index by a total of 11.5%, 33.8%, and 24.4% respectively. Moreover, the common shares of the Fund have traded not traded at less than a double-digit discount to NAV for more than five years. The current discount is about 14%, one of the widest discounts in the closed-end fund universe. Thus far, the board has failed to take any meaningful steps to address the Fund’s persistent discount.

To add insult to injury, the directors have spent their time recently creating a stock compensation plan for themselves and management that could dilute the shareholders by almost 4% regardless of the Fund’s performance! (For more information on this shameful giveaway, please see “Adams Express Offers Generous Rewards for Mediocre Performance” at http://seekingalpha.com/article/2337405-adams-express-offers-generous-rewards-for-mediocre-performance.) That is called “looking out for Number One.” To paraphrase an old adage about investment managers, “Where are the shareholders yachts?”

Instead of seeking to line their own pockets, we think it is appropriate for the Board of Directors to do something good for shareholders. Specifically, they should authorize a self-tender offer for the Fund’s common shares at or close to NAV to afford shareholders an opportunity to receive a price closer to NAV for their shares. If a majority of the Fund’s outstanding common shares are tendered, that would demonstrate that there is insufficient shareholder support for continuing the Fund in its closed-end format. In that case, the tender offer should be cancelled and the Fund should be liquidated or converted into an ETF or an open-end mutual fund.

If you agree that it is time to implement measures to address the Fund’s long term underperformance and its persistent double-digit discount, please vote for this (non-binding) proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW

The Board’s Statement of Opposition

Relying on an inaccurate presentation of the Fund’s performance, Special Opportunities Fund, a closed-end fund managed by Phillip Goldstein, submits a proposal asking the Board of Directors to authorize a tender offer for all of the Fund’s outstanding shares of stock. The Board opposes the proposal because it could adversely affect the Fund’s long-term investment performance to the detriment of long-term investors. Stockholders are requested to vote against this Proposal so that their voices can be heard.

Some key reasons for the Board’s opposition are summarized below and more fully described in the discussion that follows.

(1) If approved, the Proposal will:

•	materially lower the long-term value of the stockholders’ investment;
•	primarily benefit opportunistic short-term holders, providing them a quick financial gain at the expense of many long-term holders;
•	force the Fund to sell securities at an inopportune time;
•	coerce many stockholders into selling their shares, realizing gains and paying taxes that they would otherwise defer;
•	raise the Fund’s expense ratio;
•	in the worst case, close down Adams Express completely, eliminating it as an investment option that has delivered long-term value for its stockholders for over 85 years.

(2) The proposal is based on incorrect, and significantly understated, calculations of the Fund’s stockholders’ actual returns.

(3) The Fund is managed to provide stockholders with attractive long-term returns and steady distributions, while carefully and actively managing risk:

•	Adams Express outperformed the S&P 500 in 2014; only 13% of actively-managed large-cap funds did the same.
•	The Fund has beaten its Lipper large-cap peer group on a ten-, three-, and one-year basis.
•	Last year, the Fund paid distributions to stockholders at an 8.8% annual distribution rate, well above our annual 6% minimum commitment.
•	The Fund’s ten-year average expense ratio of 0.58% is lower than that of 90% of all U.S. equity funds.

The Proponent Presents an Inaccurate Picture of the Fund’s Performance

Mr. Goldstein (hereafter referred to as “the Proponent”) is a self-styled “activist” hedge fund manager and is the driving force behind the Proposal. As required under the SEC’s proxy rules, the Proposal, exactly as worded by the Proponent, is set out above. In an effort to rally support from stockholders for his Proposal, the Proponent inaccurately presents the Fund’s returns, as more fully detailed below. In 2011, a proposal for a self-tender offer for 10% of the Fund’s outstanding shares was submitted by another activist hedge fund manager using the same flawed method of calculating the Fund’s performance that the Proponent uses. When that proposal was put to our stockholders for a vote, it was soundly defeated, with 72% of the votes cast voting against the proposal.

Contrary to what the Proponent would have you believe, the Fund’s long-term performance has been strong. The Fund has beaten its Lipper peer group, the Lipper Large-Cap Core Mutual Funds Average, over ten years, three years and one year, and was one of only 13% of actively-managed large company stock funds that outperformed the S&P 500 Index (“the Index”) last year.

The inaccurate returns that Proponent cites are for the cumulative holding period returns of the Fund versus the Index on a three-, five-, and ten-year basis, as of June 30, 2014. The Proponent’s returns calculate the Fund’s total return by assuming that the reinvestment of the sizable dividends and capital gains paid out by the Fund was done at the Fund’s net asset value per share (“NAV”). This approach is clearly wrong. The reinvestments are made at the market price for the Fund’s shares and no stockholder who reinvests his or her distributions from the Fund when the Fund’s shares are trading at a discount does so at NAV.

The average annual distribution rate of the dividends and capital gains paid to stockholders by the Fund for the past ten years is 6.5%. The annual distribution rate for last year’s distributions was 8.8%. Calculating the returns using the wrong reinvestment prices for the distributions produces the wrong return for the Fund. Using the actual reinvestment prices, the Fund’s cumulative holding period returns versus the Index were significantly better than the Proponent wants you to believe. As illustrated in the chart below, the Fund’s cumulative return over the three-year period as of June 30, 2014 (the period he cites) was 50.88% as opposed to the 46.96% that the Proponent implies it was; over the five-year period, it was 111.40%, not 103.18% as he implies; and over the ten-year period, it was 104.13%, not 87.19% as he implies. These discrepancies between the actual and purported returns underscore the lack of merit in the Proponent’s Proposal.

	ADX Actual NAV	What Proponent Says ADX’s NAV	Difference from ADX’s Actual NAV
	Cumulative Return	Cumulative Return Was	Cumulative Return
3-Years Ending:
6/30/14	50.88%	46.96%	3.9%
5-Years Ending:
6/30/14	111.40%	103.18%	8.2%
10-Years Ending:
6/30/14	104.13%	87.19%	16.94%

The Discount

The Fund has a long-term investment focus and has been structured as a closed-end fund since 1929. Stockholders have benefitted from this structure for over 85 years. The Board strongly believes that the stable asset base and other characteristics of the closed-end format have allowed the portfolio managers to invest for the long term and achieve attractive investment returns for our stockholders.

The Fund has traded at a discount for most if not all of the past 40 years. The Proponent cites the discount as a reason for the Proposal. Because a closed-end fund’s shares are listed on a stock exchange and are publicly-traded, the stock price for its shares is set by the market and can deviate from the fund’s NAV. Discounts to NAV at closed-end funds are very common, particularly for equity funds. As of January 2, 2015, over 91% of all closed-end equity funds were trading at a discount and the median discount was 9.4%. Indeed, the Proponent’s own closed-end fund in whose name he has brought this Proposal is trading at a discount (at January 30, 2015, it was trading at a double digit discount) and has done so for most of the time that he has been managing it. Thus, the presence of the discount in the Fund’s market price is well known to our investors and was understood by the Proponent when he invested in the Fund.

Moreover, there are significant, well recognized advantages to a closed-end fund trading at a discount. First, the discount enables stockholders to invest in the underlying assets of a fund at a below-market price for those assets, exactly as the Proponent has. For example, when a closed-end fund is trading at a 14% discount, investors can buy a dollar’s worth of assets for 86¢ and obtain the full investment returns generated by the full dollar. Second, it has been shown that investors who reinvest their dividends and capital gains distributions at a discount receive greater returns over the long term because their reinvested distributions buy more shares than they would at a fund that is trading at NAV. Third, the combination of this enhanced return with the Fund’s very low expense ratio has served our long-term investors well who have reinvested their distributions over the years.

The discount necessarily means that stockholders who sell their shares do not receive the NAV of their shares. However, since they typically paid less than the NAV for the shares when they purchased them at a discount, it is not an inequitable outcome to sell them at a discount. The discount can also attract the attention of opportunistic investors, such as the Proponent, looking to exploit the discount for their own short-term purposes, to the detriment of long-term investors.

The Proponent alleges that the Board has failed to take any meaningful steps to address the discount. This too is wrong. First, the Board has successfully overseen the transition to a new team of portfolio managers for the Fund and the investment results from their efforts have been very positive. Second, the Fund was one of a small percentage of actively-managed large company stock funds that beat its benchmark, the Index, last year. Third, pursuant to the program approved by the Board, the Fund has bought back shares of its stock. Fourth, under the direction of the Board, the Fund has implemented an annual 6% minimal distribution rate commitment. As discussed above, last year the Fund paid out distributions at an 8.8% annual distribution rate. Fifth, the Fund has initiated a rebranding effort to increase market awareness and is changing its name to Adams Diversified Equity Fund to better reflect what the Company does and to attract new investors. Sixth, the Fund is actively pursuing opportunities to serve as a subadviser for outside accounts, as described in Proposal 5, above, to bring in additional income to benefit our stockholders.

In addition to the foregoing, the Board regularly considers discount-reduction measures. In doing so, the Board is always mindful that some discount-reduction measures may benefit short-term stockholders and opportunists like the Proponent more than long-term stockholders. The Board is also mindful of the Fund’s stated long-term investment objectives. Within the last year, as has been its practice for many years, the Board has carefully analyzed discount-reduction measures that other closed-end funds have tried or been pressured to try, such as aggressive share repurchases, onetime or periodic tender offers, conversion to an open-end fund or ETF, and other measures. The information reviewed by the Board indicates that, while measures such as tender offers may initially narrow a fund’s trading discount, any resulting reduction in the discount tends to be short-lived and, therefore, not advantageous to our many long-term stockholders.

Tender Offer. The Board has carefully considered the likely impact of the proposed tender offer for 100% of the Fund’s shares on the Fund and its stockholders. The Board believes that a cash tender offer for all of the outstanding shares of the Fund does not serve the best interests of the Fund and its stockholders. A 100% tender offer, if adopted, would mean that the Fund could cease to exist, as further discussed in the Liquidation section, below.

The Proponent’s proposal goes on to provide that if less than 50% of the shares are tendered, then the tender offer will be completed. Carrying out such a cash tender, depending on how many shares are tendered, would necessitate liquidating a substantial portion of the Fund’s holdings to pay cash to the tendering stockholders, as well as distribute any capital gains realized to remaining stockholders. The sale of a potentially significant portion of the portfolio for cash would cause the

Fund’s total assets to decrease significantly, likely resulting in a higher expense ratio to be borne by the remaining stockholders. The remaining stockholders would also incur any tax burden related to a capital gains distribution resulting from the sales. The amount of assets available for future investment also would decline, making it more difficult to continue to achieve the Fund’s investment goals. Each of these results could adversely affect long-term performance.

Moreover, the Fund’s sale of shares from its portfolio to pay for the tendered shares may exert downward pressure on the prices of those securities, thus increasing the number of shares the Fund would have to sell. The sale of a potentially significant portion of the Fund’s portfolio for cash also would be a complicated and costly process. The Fund would incur significant transaction costs in selling portfolio holdings to pay for tendered shares. These transaction costs would be borne by all stockholders, including those who choose not to tender their shares. The timing of any cash tender offer could force the Fund to sell portfolio holdings at inopportune times, or at unfavorable prices, in order to generate the necessary cash.

Liquidation. Proponent’s Proposal provides that if more than 50% of the Fund’s outstanding shares are tendered, then the Fund would be liquidated or converted to an open-end fund or ETF. The Board believes that neither liquidation nor conversion is in the best interests of the Fund and its stockholders. Liquidation would be a death sentence for the Fund. It means the Fund would literally cease to exist. Liquidation is also a lengthy and costly process with many of the same disadvantages detailed above relating to a tender offer. The Board strongly believes that destroying the Fund, after it has provided solid investment returns for over 85 years and has helped many generations of investors achieve their financial goals, is not a prudent course of action.

Open-Ending or Converting to an ETF. There are numerous open-end funds and ETFs in existence. An internally-managed closed-end fund like ours offers unique and beneficial attributes not available through these other structures. The Board has observed that funds that open-end under coercion often end up with greatly reduced assets, significantly higher expense ratios, and capital gains taxes that are foisted on the stockholders who wish to remain invested in the fund. The only investors who benefit in that situation typically are the ones who sell their shares shortly before the fund open-ends; the remaining stockholders who wish to continue their investment in the fund are the ones who suffer and, therefore, may be subjected to artificial and unwarranted pressure to sell.

Moreover, the Fund is one of only a handful of internally-managed funds and this distinctive structure does not provide it with the share distribution capability that operating as an open-end fund or ETF requires. Its internally-managed structure has permitted the Fund to keep its expenses, and its expense ratio, at a low level for many years. If the Fund were to open-end or convert to an ETF, either a large number of staff would need to be added to handle the distribution functions associated with a continuous offering of Fund shares, or the Fund would need to enter into an affiliation with an existing open-end or ETF complex. Either of these changes in its operations would likely substantially increase the costs of running the Fund. Furthermore, selling portfolio securities to pay for redemptions after open-ending would have substantially similar costs as detailed above for a tender offer or liquidation.

The Board’s Prudent Use of the Fund’s Assets

The Proponent derisively cites the Board’s proposal to adopt the 2015 Incentive Compensation Plan (“the 2015 Plan”) as support for his ill-advised proposal. This is a red herring. There is no linkage between that proposal and his. Stockholders are voting separately on whether to approve adoption of the 2015 Plan and will have their opportunity to vote for or against it. The 2015 Plan does not represent any change in the approach to providing equity compensation to the Directors and employees of the Fund as it is merely replacing, with substantially all of the same terms, the 2005 Equity Incentive Compensation Plan that is expiring.

The reasons for the Board’s proposed adoption of the 2015 Plan are set out in the discussion of Proposal 4, above. The ability to award an equity interest in the Fund to Board members and those who are responsible for running the Fund’s operations further aligns their interests with those of the stockholders. In addition, the stockholders are familiar with and supportive of the reasonableness of offering an equity compensation plan as they voted twice to approve the 2005 Plan — when it was first adopted and again after it had been in place for five years.

The 2015 Plan does not represent inappropriate self-dealing by the Board and the Fund’s management, despite the Proponent’s cynical attempt to cast it as such. The Proponent ignores the Board’s demonstrated, measured approach to setting the compensation for itself and the Fund’s employees. As noted in the discussion of Proposal 4, the Directors are already receiving the same annual grants of stock under the expiring 2005 Plan. The size of grants to the employees under the 2015 Plan will be determined by the Board’s Compensation Committee, which is comprised solely of Independent Directors. The Compensation Committee’s approach to the number of shares that will be granted under the 2015 Plan will be in line with how it has operated under the 2005 Plan. Over the ten-year life of the 2005 Plan, only 19% of the available shares have been granted. A similarly modest approach to granting shares will be followed if the 2015 Plan is approved.

In addition, the best way to gauge the effects of the Board’s proposed equity plan is to look at the Fund’s expense ratio. The expense ratio factors in the entire amount of compensation that is paid to the Directors and employees, including the equity grants. Last year, the Fund’s expense ratio was 0.58% and it has averaged 0.58% over the ten-year life of the 2005 Plan, which is lower than 90% of all U. S. equity funds and is one of the very lowest for an actively-managed fund. The Board takes a measured approach to compensation and has a track record to prove it. Don’t let this red herring color how you perceive the Proponent’s Proposal.

Approval of the Proponent’s proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified on a properly submitted proxy, your proxy will be voted against approval of the proposal.

This proposal is, as required by Maryland law, advisory only and requests the Board to take specific action. Liquidating, merging or converting the Fund into an open-end fund or an ETF cannot occur unless the proposal is approved by the Board and by the stockholders at a subsequent meeting of stockholders. At that meeting, at least a majority or, under certain circumstances, two-thirds of the outstanding shares of the Fund would have to be voted in favor of the proposed transaction. This “supermajority” vote requirement for these extraordinary corporate actions was approved by the Fund’s stockholders in 2006.

The Board of Directors believes that your vote AGAINST the proposal will be in the best interests of the Fund and all its stockholders.

(7) OTHER MATTERS AND ANNUAL REPORT

As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

The Annual Report of the Company for the year ended December 31, 2014, including financial statements, is being mailed to all stockholders entitled to notice of and to vote at the

Annual Meeting to be held on April 30, 2015. A copy of the Company’s Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by contacting Lawrence L. Hooper, Jr., Vice President, General Counsel and Secretary, at 500 East Pratt Street, Suite 1300, Baltimore, MD 21202, by telephoning Mr. Hooper at (800) 638-2479, or by sending Mr. Hooper an e-mail message at contact@adamsexpress.com.

The Company has retained AST Fund Solutions, LLC to assist in the solicitation of proxies. The Company will pay AST Fund Solutions, LLC a fee for its services, not to exceed $4,000, and will reimburse AST Fund Solutions, LLC for its expenses, which the Company estimates should be approximately $106,000.

Stockholder Proposals or Nominations for 2015 Annual Meeting

Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2016 Annual Meeting must be received at the office of the Company, 500 East Pratt Street, Suite 1300, Baltimore, MD 21202, no later than October 30, 2015.

In addition, for stockholder proposals or director nominations that a stockholder seeks to bring before the 2016 Annual Meeting but does not seek to have included in the Company’s proxy statement and form of proxy for that meeting, the following requirements apply: Pursuant to the Company’s Bylaws, in order for stockholder proposals or nominations of persons for election to the Board of Directors to be properly brought before the 2016 Annual Meeting, any such stockholder proposal or nomination (including in the case of a nomination, the information required by the Company’s advance notice Bylaws provisions) must be received at the office of the Company no earlier than September 30, 2015 and no later than October 30, 2015. The Company’s advance notice Bylaw requirements are separate from, and in addition to, the Commission’s requirements (including the timing requirements described in the preceding paragraph) that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. Should the Company determine to allow a stockholder proposal that is received by the Company after October 30, 2015 to be presented at the 2016 Annual Meeting, the persons named as proxies in the form accompanying the proxy statement for such meeting will have discretionary voting authority with respect to such stockholder proposal.

Exhibit A

THE ADAMS EXPRESS COMPANY

2015 INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS

i

1.	Purpose.

The purpose of this 2015 Incentive Compensation Plan (the “Plan”) is to assist The Adams Express Company (the “Company”) in attracting, retaining, motivating and rewarding high-quality executives, employees and non-employee directors who provide services to the Company and/or its Subsidiaries (as defined below), enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and stockholders of the Company. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986 to the extent deemed appropriate by the Compensation Committee (or any successor committee) of the Board of Directors of the Company.

2.	Definitions.

As used in the Plan, the following words shall have the following meanings:

(a) “Award” means any award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Deferred Stock Units, Cash Awards or Bonus Stock granted to an Eligible Person pursuant to the provisions of the Plan;

(b) “Award Agreement” means the written agreement evidencing an Award under the Plan;

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate;

(d) “Board of Directors” means the Board of Directors of the Company;

(e) “Bonus Stock” means Common Stock granted to an Eligible Person under Section 6(h) hereof;

(f) “Cash Award” means an award denominated in cash granted to an Eligible Person under Section 6(g) hereof;

(g) “Change in Control” means any of the following:

(i) any one person or more than one person acting as a group acquires ownership of shares of the Company that, together with the shares of the Company held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of the Company; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50% of the total fair market value or total voting power of the shares of the Company, the acquisition of additional shares by the same person or persons shall not constitute a Change in Control under clause (i) or (ii) of this Section 2(g). An increase in the percentage of shares of the Company owned by any one person or persons acting as a group as a result of a transaction in which the Company acquires its own shares in exchange for property will be treated as an acquisition of shares of the Company by such person or persons for purposes of this Section 2(g)(i). This Section 2(g)(i) applies only when there is a transfer of shares of the Company (or issuance of shares of the Company) and shares in the Company remain outstanding after the transaction;

(ii) any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of shares of the Company having 35% or more of the total voting power of the shares of the Company; provided, however, that if any one person or more than one person acting as a group so acquires 35% or more of the total voting power of the shares of the Company, the acquisition of additional control of the Company by the same person or persons shall not constitute a Change in Control;

(iii) a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of such appointment or election; or

(iv) any one person or more than one person acting as a group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that a transfer of assets by the Company shall not be treated as a Change in Control if the assets are transferred to (A) a stockholder of the Company immediately before the asset transfer in exchange for or with respect to shares of the Company, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a person or more than one person acting as a group that owns, directly or indirectly, shares of the Company having 50% or more of the total fair market value or total voting power of the Company or (D) an entity, at least 50% of the total value or voting power of which is owned by a person or persons described in clause (B) above; and provided, further, that for purposes of clauses (A), (B), (C) and (D) above, a person’s status is determined immediately after the transfer of the assets. For purposes of this Section 2(g)(iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

It is the intent of the Company that the definition of “Change in Control” satisfies, and be interpreted in a manner that satisfies, the applicable requirements of Code Section 409A. If the definition of “Change in Control” would otherwise frustrate or conflict with the intent expressed above, that definition to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto;

(i) “Committee” means the Compensation Committee of the Board of Directors, or such other committee of three or more Non-Employee Directors designated by the Board of Directors to administer the Plan; provided, however, that the Committee shall consist solely of three or more directors, each of whom shall not be an “interested person” of the Company within the meaning of the Investment Company Act and shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” as defined under Code Section 162(m) unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Code Section 162(m);

(j) “Common Stock” means common stock, par value $0.001 per share, of the Company and such other securities as may be substituted (or resubstituted) for Common Stock pursuant to Section 10(c) hereof;

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(d) of the Plan;

(l) “Deferred Stock Unit” means a right, granted to an Eligible Person under Section 6(f) or Section 9(c) hereof, to receive Common Stock, cash or a combination thereof at the end of a specified deferral period;

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(m) “Disabled” means, unless otherwise determined by the Committee and set forth in an award agreement, (i) being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a period of not less than 12 months;

(n) “Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record;

(o) “Effective Date” means the date on which the Company’s stockholders approve the adoption of the Plan;

(p) “Eligible Persons” means (i) any person, including officers and directors, in the regular employment of the Company and/or any Subsidiary on a full-time basis or of both the Company (and/or any Subsidiary thereof) and Petroleum (and/or any Subsidiary thereof) on a combined full-time basis and (ii) for purposes of Awards made pursuant to Section 9 hereof, any Non-Employee Director of the Company;

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto;

(r) “Fair Market Value” means the mean of the high and low sale prices of Common Stock as reported on the New York Stock Exchange—Composite Transactions (or such other national securities exchange or automated inter-dealer quotation system on which the Common Stock has been duly listed and approved for quotation and trading) on the relevant date, or if no sale of the Common Stock is reported for such date, the next preceding day for which there is a reported sale;

(s) “Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, including rules thereunder and successor provisions and rules thereto;

(t) “Non-Employee Director” means a director of the Company who is not, at the time an Award is to be granted under the Plan, an employee of the Company or any of its Subsidiaries;

(u) “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Common Stock at a specified price during specified time periods;

(v) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person;

(w) “Performance Award” means an Award granted to an Eligible Person which is conditioned upon satisfaction, during a period of at least one year but in no event more than ten years, of performance criteria established by the Committee;

(x) “Petroleum” means Petroleum & Resources Corporation;

(y) “Restricted Stock” means an award of Common Stock granted to an Eligible Person under Section 6(d) hereof;

(z) “Restricted Stock Unit” means an award that represents the right to receive Common Stock granted to an Eligible Person under Section 6(e) or Section 9(a) hereof;

(aa) “Retirement” means (i) with respect to an employee of the Company (and/or a Subsidiary), termination of employment by retirement on or after attaining (A) age 65, (B) age 62 after having

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completed at least three years of service with the Company (and/or a Subsidiary) and Petroleum (and/or a subsidiary thereof) or (C) age 55 after having completed at least ten years of service with the Company and Petroleum and (ii) with respect to a Non-Employee Director of the Company, termination of service as a director by reason of retirement in accordance with the Company’s retirement policy for Non-Employee Directors contained in the Company’s By-Laws;

(bb) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act;

(cc) “Section 409A” means Section 409A of the Code;

(dd) “Stock Appreciation Right” means a right granted to an Eligible Person under Section 6(c) hereof; and

(ee) “Subsidiary” means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Company has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

3.	Administration of the Plan.

(a) Authority of the Committee and the Board of Directors. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. The Committee shall approve, in each case subject to ratification by the Board of Directors and subject to and consistent with the provisions of the Plan, Eligible Persons selected to become Participants, grants of Awards, the type, number and other terms and conditions of Awards, and the terms of Award Agreements (which need not be identical for each Participant). The Committee shall have full and final authority to prescribe rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein and make all other decisions and determinations as the Company may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. Any action of the Committee (subject to ratification by the Board of Directors if applicable) shall be final, conclusive and binding on all persons, including the Company, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Board of Directors, the Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Board of Directors and of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Board of Directors or the Committee shall not be personally liable for any action or determination taken or made, or not taken or made, in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

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4.	Stock Subject to Plan.

(a) Overall Number of Shares of Common Stock Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Common Stock reserved and available for delivery in connection with Awards under the Plan (other than any shares of Common Stock issued in payment of Dividend Equivalents) shall be [INSERT NUMBER EQUAL TO 4% OF THE OUTSTANDING SHARES OF COMMON STOCK AS OF THE EFFECTIVE DATE]. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award denominated by reference to shares of Common Stock may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available for grant under the Plan. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards. Shares of Common Stock subject to an Award under the Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Any shares of Common Stock delivered to, or withheld by, the Company in payment of the exercise price of, or through net share settlement of, an Award or in respect of taxes required to be withheld by the Company upon exercise or settlement of an Award, or repurchased by the Company using proceeds received upon exercise of an Award, shall not become available again for purposes of the Plan. Notwithstanding the foregoing, any shares of Common Stock subject to an Option (or part thereof) that is canceled upon exercise of a Stock Appreciation Right shall be treated as if the Option itself were exercised and such shares shall no longer be available for Awards under the Plan.

5.	Eligibility; Award Limitations.

(a) Awards may be granted under the Plan only to Eligible Persons.

(b) Subject to the maximum number of shares of Common Stock available for Awards under the Plan, in any thirty-six month period during which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than (i) 300,000 shares of Common Stock under Section 6(b) in respect of Options, (ii) 300,000 shares of Common Stock under Section 6(c) in respect of Stock Appreciation Rights, (iii) 300,000 shares of Common Stock under Section 6(d) in respect of Restricted Stock, (iv) 300,000 shares of Common Stock under Section 6(e) in respect of Restricted Stock Units, (v) 300,000 shares of Common Stock under Section 6(f) in respect of Deferred Stock Units, or (vi) 300,000 shares of Common Stock under Section 6(h) in respect of Bonus Stock. In addition, in no event may the total number of shares of Common Stock with respect to which all types of Awards denominated by reference to shares of Common Stock may be granted to an Eligible Person exceed 300,000 shares of Common Stock within any thirty-six month period during which the Plan is in effect. No Eligible Person may be granted Awards denominated by reference to shares of Common Stock, or be issued shares of Common Stock in settlement of Awards not initially denominated by reference to shares of Common Stock, that in the aggregate, exceed 35% of the shares of Common Stock initially available for delivery, as such number of shares of Common Stock initially available for delivery may

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be adjusted in accordance with Section 10(c), in connection with Awards; provided, however, that, for the avoidance of doubt, Cash Awards that are settled in cash shall not count against such limit. The limitations set forth in this Section 5(b) are subject to adjustment as provided in Section 10(c); provided that the percentage limitation shall remain at 35%. Cash Awards are subject to the limitations set forth in Section 6(g)(i) hereof.

6.	Specific Terms of Awards.

(a) General. Subject to the requirements of Section 3(a), Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant in an Award Agreement or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding the treatment of Awards in the event of termination of employment or service on the Board of Directors by the Participant and terms permitting a Participant to make elections relating to his or her Award, to the extent permitted under Section 409A in the case of an Award that provides for a “deferral of compensation” within the meaning of Section 409A. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan, to the extent permitted under Section 409A in the case of an Award that provides for a “deferral of compensation” within the meaning of Section 409A. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Maryland General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. Options may be granted to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be not less than the Fair Market Value of a share of Common Stock on the date of grant of such Option. If and to the extent provided for in the applicable Award Agreement, the Option price per share may be reduced after grant of the Option to reflect capital gains distributions to the Company’s stockholders; provided that no such reduction shall be made which will reduce the Option price below zero.

(ii) Time and Method of Exercise. The Committee shall determine at the date of grant in an Award Agreement or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash or Common Stock, and the methods by or forms in which Common Stock will be delivered or deemed to be delivered to Participants. Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Sections 6(b)(iii) and 10(d), an Option shall become exercisable after the first anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company.

(iii) Termination. Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Section 10(d), if (w) a Participant’s employment with the Company terminates by reason of death or becoming Disabled, all of the Participant’s Options shall be exercisable within the period beginning on the date the Participant’s employment terminated (even if such date occurs before the Participant has become entitled to exercise all or any part of his or her Options) and ending one year thereafter or the expiration date set forth in the

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applicable Award Agreements if earlier; (x) a Participant’s employment with the Company terminates by reason of Retirement (and, except as otherwise determined by the Committee, the Participant executes a non-competition, non-solicitation, non-disclosure and non-disparagement agreement in a form satisfactory to the Company), the Participant’s Options shall be exercisable within the period beginning on the date the Participant would otherwise have become entitled to exercise the part of his or her Options so exercised and ending on the third anniversary of the Participant’s Retirement date or the expiration date set forth in the applicable Award Agreements if earlier; (y) the Company terminates the Participant’s employment with the Company without cause, the Participant voluntarily resigns or, in the case of a Participant principally employed by a Subsidiary, the Subsidiary is divested and as a result thereof the Participant is no longer employed by the Company (and/or another Subsidiary), the Participant’s Options shall be exercisable within the period beginning on the date the Participant’s employment terminated and ending three months thereafter or the expiration date set forth in the applicable Award Agreements if earlier, but only to the extent the Options were exercisable on the date the Participant’s employment terminated, and all of the Participant’s other Options shall terminate and cease to be exercisable immediately; or (z) a Participant’s employment with the Company terminates for any other reason (including termination for cause), the Participant’s Options shall terminate and cease to be exercisable immediately.

(iv) Dividend Equivalents. If and to the extent provided for in the applicable Award Agreement, a recipient of Options may be entitled to receive Dividend Equivalents in respect of such Options or any portion thereof as specified in the applicable Award Agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. Any such Dividend Equivalents shall be paid in shares of Common Stock, cash or a combination thereof, with or without interest, as and when provided for in the applicable Award Agreement.

(c) Stock Appreciation Rights. Stock Appreciation Rights may be granted to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive consideration (the form of which will be determined pursuant to Section 6(c)(ii) below), upon exercise thereof, equal to the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the Stock Appreciation Right (which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant). Stock Appreciation Rights may be either freestanding or in tandem with other Awards. If and to the extent provided for in the applicable Award Agreement, the grant price of a Stock Appreciation Right may be reduced after grant of the Stock Appreciation Right to reflect capital gains distributions to the Company’s stockholders; provided that no such reduction shall be made which will reduce the grant price of the Stock Appreciation Right below zero.

(ii) Time and Method of Exercise. (A) The Committee shall determine at the date of grant in an Award Agreement or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by or forms in which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Stock Appreciation Right. Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Sections 6(c)(iii) and

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10(d), a Stock Appreciation Right shall become exercisable after the second anniversary of the date of grant, subject to the Participant’s continued employment or service with the Company.

(B) To the extent that any Stock Appreciation Right that shall have become exercisable shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which it is exercisable, provided that any conditions or limitations (including limitations set forth in Section 6(c)(iii)) on its exercise (other than (x) notice of exercise and (y) exercise or election to exercise during the exercise period prescribed in Section 6(c)(ii)(A)) are satisfied and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 6(c)(ii)(A), the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of the exercise.

(iii) Termination. Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Section 10(d), termination of employment or service with the Company shall have the same effect on Stock Appreciation Rights as does termination on Options as set forth in Section 6(b)(iii).

(iv) Dividend Equivalents. If and to the extent provided for in the applicable Award Agreement, a recipient of Stock Appreciation Rights may be entitled to receive Dividend Equivalents in respect of such Stock Appreciation Rights or any portion thereof as specified in the applicable Award Agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. Any such Dividend Equivalents shall be paid in shares of Common Stock, cash or a combination thereof, with or without interest, as and when provided for in the applicable Award Agreement.

(d) Restricted Stock. Restricted Stock may be granted to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant in an Award Agreement or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Except as otherwise determined by the Committee and set forth in an Award Agreement, and subject to Sections 6(d)(ii) and 10(d), restrictions on Restricted Stock will lapse in three equal installments after each of the first, second and third anniversaries of the date of grant, subject to the Participant’s continued employment or service with the Company.

(ii) Forfeiture. Except as otherwise determined by the Committee, effective immediately after termination of employment or service with the Company during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

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(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock and that the Company retain physical possession of the certificates. In addition, the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock whether certificated or uncertificated.

(iv) Dividends, Capital Gains Distributions and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends or capital gains distributions paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock. Except as otherwise determined by the Committee, Common Stock distributed in connection with a stock split, stock dividend or capital gains distribution, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.

(e) Restricted Stock Units. Restricted Stock Units may be granted to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except as otherwise determined by the Committee and set forth in an Award Agreement or as provided in Section 9(a), and subject to Sections 6(e)(ii) and 10(d), the restrictions on Restricted Stock Units will lapse and Common Stock in respect of the Participant’s Restricted Stock Units shall be delivered to the Participant in three equal installments after each of the first, second and third anniversaries of the date of grant, subject to the Participant’s continued employment or service with the Company.

(ii) Forfeiture. Except as otherwise determined by the Committee, effective immediately after termination of employment or service with the Company during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(iii) Dividend Equivalents. If and to the extent provided for in the applicable Award Agreement, a recipient of Restricted Stock Units may be entitled to receive Dividend Equivalents in respect of such Restricted Stock Units or any portion thereof as specified in the applicable Award Agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. Any such Dividend Equivalents shall be paid in shares of Common Stock, cash or a combination thereof, with or without interest, as and when provided for in the applicable Award Agreement.

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(f) Deferred Stock Units. Deferred Stock Units may be granted to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Satisfaction of an Award of Deferred Stock Units shall occur upon expiration of the deferral period specified for such Deferred Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock Units may be satisfied by delivery of Common Stock, cash equal to the Fair Market Value of the specified number of shares of Common Stock covered by the Deferred Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, effective immediately after termination of employment or service with the Company during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Unit), all Deferred Stock Units that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock Units.

(iii) Dividend Equivalents. If and to the extent provided for in the applicable Award Agreement, a recipient of Deferred Stock Units may be entitled to receive Dividend Equivalents in respect of such Deferred Stock Units or any portion thereof as specified in the applicable Award Agreement equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. Any such Dividend Equivalents shall be paid in shares of Common Stock, cash or a combination thereof, with or without interest, as and when provided for in the applicable Award Agreement.

(g) Cash Awards. Cash Awards may be granted to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. A Cash Award shall confer on the Participant to whom it is granted a right to receive cash (subject to the last sentence hereof), the amount of which may be based on the achievement, over a specified period of time, of performance goals. The amount that may be paid to any one Participant with respect to Cash Awards shall not exceed $3,000,000 with respect to any fiscal year. Cash Awards may be satisfied in cash, by delivery of the number of shares of Common Stock valued at the Fair Market Value on the payout date, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, effective immediately after termination of employment or service with the Corporation during the applicable performance period, Cash Awards that are at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Cash Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Cash Awards.

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(h) Bonus Stock.

(i) Grant and Restrictions. Bonus Stock may be granted to Eligible Persons. Except as otherwise determined by the Committee and set forth in an Award Agreement, Bonus Stock shall vest immediately and shall not be subject to any restrictions.

(ii) Certificates for Stock. Bonus Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Bonus Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions, if any, applicable to such Bonus Stock and that the Corporation retain physical possession of the certificates. In addition, the Committee may require that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Bonus Stock whether certificated or uncertificated.

7.	Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, to the extent permitted under Section 409A in the case of an Award that provides for a “deferral of compensation” within the meaning of Section 409A. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 6(b)(i), Section 6(c)(i) and Section 10(c)) amend the Plan or any Award Agreement to reprice any Option or Stock Appreciation Right, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, repurchasing the Award for cash, or otherwise.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years after the date of grant.

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash or Common Stock, and, to the extent permitted by Section 409A, may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events, to the extent permitted under Section 409A in the case of an Award that provides for a “deferral of compensation” within the meaning of Section 409A. Installment or deferred payments may be required by the Committee to the extent necessary to qualify payments for deductibility under Code Section 162(m), or permitted at the election of the Participant on terms and conditions established by the Committee in accordance with Section 409A. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of other amounts in respect of installment or deferred payments denominated in Common Stock. Any payments mandatorily deferred by the Committee to qualify such payments for deductibility under Code Section 162(m) shall include a reasonable rate of

11

interest. Notwithstanding any other provision of the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an “employee pension benefit plan” under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8.	Performance Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions. Performance Awards that are designated by the Committee to qualify as “performance-based compensation” under Code Section 162(m) shall comply with the requirements of Section 8(b) hereof.

(b) Performance Awards Granted to Designated Covered Employees. Unless the Committee determines that a Performance Award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. Consistent with the requirements of Code Section 162(m) and regulations thereunder, one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) return on net assets, return on assets, return on investment, return on capital, return on equity; (2) economic value added; (3) operating margin; (4) net income, pretax earnings, pretax earnings before interest, depreciation, amortization and/or incentive compensation, pretax operating earnings,

12

operating earnings; (5) total stockholder return; (6) performance of managed funds; (7) increase in market share or assets under management; (8) reduction in costs; (9) expense ratios; (10) amount of net assets under management; (11) net asset value; (12) increase in the Fair Market Value of Common Stock; and (13) any of the above goals as compared to the performance of the Standard & Poor’s 500 Stock Index or any other published index deemed applicable by the Committee.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of at least one year but in no event more than ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash or Common Stock, or a combination thereof, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Written Determinations. All determinations made by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). No Performance Award intended to qualify under Code Section 162(m) shall be paid until the Committee has certified in writing that the applicable performance goals have been achieved. The Committee may not delegate any responsibility relating to such Performance Awards.

(d) Status of Section 8(b) Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 8(b) hereof granted to persons who are likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean any Eligible Person who receives a Performance Award unless the Committee determines, at the time of grant, that such Award is not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

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9.	Awards to Non-Employee Directors.

(a) Base Grant. Immediately following each Annual Meeting of Stockholders, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting of Stockholders shall receive an award of 750 Restricted Stock Units, subject to adjustment as provided in Section 10(c). At the effective date of any Non-Employee Director’s initial election to the Board of Directors, such Non-Employee Director shall be granted 750 Restricted Stock Units, subject to adjustment as provided in Section 10(c). Such Restricted Stock Units shall be the same as and subject to the same provisions as are applicable to Restricted Stock Units that may be awarded pursuant to Section 6(e).

(b) Restricted Stock Unit Terms. Non-Employee Directors shall receive Dividend Equivalents in respect of Restricted Stock Units granted under this Section 9 equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of shares of Common Stock. The Restricted Stock Units and related Dividend Equivalents will vest and be paid (in the form of shares of Common Stock) one year from the date of grant. In addition, Non-Employee Directors may elect each year, not later than December 31 of the year preceding the year as to which the annual grant of Restricted Stock Units is to be applicable, to defer to a fixed date or pursuant to a specified schedule payment of all or any portion of the annual grant of Restricted Stock Units. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Committee may impose.

(c) Deferred Stock Units. In addition, each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year as to which deferral of fees is to be applicable, to defer to a fixed date or pursuant to a specified schedule all or any portion of the cash retainer to be paid for Board or other service related to Board activities in the following calendar year through the issuance of Deferred Stock Units, valued at the Fair Market Value of the Common Stock on the date when each payment of such retainer amount would otherwise be made in cash. Any modification of the deferral election may be made only upon satisfaction of any conditions that the Committee may impose. Such Deferred Stock Units shall be the same as and subject to the same provisions as are applicable to Deferred Stock Units that may be awarded pursuant to Section 6(f).

10.	General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules and regulations, listing requirements or other obligations.

(b) Limits on Transferability; Beneficiaries. Except as otherwise determined by the Committee, no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant,

14

and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant to facilitate estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon and only to the extent permitted under Section 409A in the case of an Award that provides for a “deferral of compensation” within the meaning of Section 409A). In addition, Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant pursuant to a qualified domestic relations order. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any dividend, capital gains distribution or other distribution (whether in the form of cash, Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the aggregate number of shares of Common Stock subject to the Plan as set forth in Section 4(a), (ii) the number and kind of shares of Common Stock which may be delivered in connection with Awards granted thereafter, (iii) the number and kind of shares of Common Stock by which per-person Award limitations are measured under Section 5 hereof, (iv) the number and kind of shares of Common Stock subject to or deliverable in respect of outstanding Awards and (v) the exercise price or grant price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary or business unit, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant, provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause (i) Awards granted under Section 6 hereof and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder or (ii) Awards that provide for a “deferral of compensation” within the meaning of Section 409A to fail to satisfy the requirements of Section 409A. Furthermore, in the event a capital gains distribution is made to the Company’s stockholders, the exercise price of outstanding Options and the grant price of outstanding Stock Appreciation Rights issued under the Plan may be adjusted in accordance with Sections 6(b)(i) and 6(c)(i), respectively.

(d) Change in Control. Notwithstanding any other provision of the Plan, if a Change in Control shall occur, then, unless prior to the occurrence thereof, the Board of Directors shall determine otherwise by vote of at least two-thirds of its members, except with respect to previously granted and

15

outstanding Awards subject to Section 409A for which no such determination may be made, (i) all Options and Stock Appreciation Rights then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not then exercisable, (ii) all restrictions on all Restricted Stock awarded under the Plan shall forthwith lapse, (iii) all outstanding Restricted Stock Units, Deferred Stock Units and Cash Awards shall forthwith be paid in cash or settled by the issuance of Common Stock thereunder and (iv) all Performance Awards shall be paid out as if each performance period had been completed or satisfied and as if achievement of the applicable performance goals was sufficient to enable a payment equal to the maximum amount provided for in the Performance Awards.

(e) Taxes. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Common Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(f) Changes to the Plan and Awards. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board of Directors may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, subject to Section 10(c), without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto to the extent permitted by applicable law and regulations, except as otherwise provided in the Plan; provided that, subject to Section 10(c) and Section 10(m), without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(g) Limitation on Rights Conferred under the Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company, (ii) interfering in any way with the right of the Company to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Award.

(h) Unfunded Status of Awards, Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Common Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Common Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan except as otherwise determined by the Committee with the consent of each affected Participant.

16

(i) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(j) Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the Maryland General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(l) Plan Effective Date and Stockholder Approval. The Plan has been adopted by the Board of Directors, including all of the Non-Employee Directors, and will become effective upon approval of the Plan by the stockholders of the Company. The Plan shall be reviewed by the Board of Directors no less frequently than annually. The Plan shall remain in effect until all Awards have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the Effective Date.

(m) Compliance with Section 409A.

(i) The Plan and the Award Agreements are intended to either comply with or be exempt from Section 409A, and, to the maximum extent permitted, the Plan and the Award Agreements shall be interpreted and construed accordingly. Notwithstanding the foregoing, payments under the Plan and the Award Agreements will be interpreted to be exempt from Section 409A to the maximum extent possible. The Committee shall have the discretion and authority to amend the Plan or any Award Agreement at any time to satisfy any requirements of Section 409A or rulings or other guidance published by the U.S. Treasury Department interpreting Section 409A (including, without limitation, correction programs). Notwithstanding anything in the Plan or any Award Agreement to the contrary, in no event shall the Company, any of its affiliates or its agents, or any member of the Board of Directors have any liability for any taxes imposed in connection with a failure of the Plan or any Award Agreement to comply with Section 409A.

(ii) For purposes of any provision of the Plan or any Award Agreement that provides for the payment of an amount that is a “deferral of compensation” (within the meaning of Section 409A) upon or as a result of a termination of employment, a termination of employment shall not be deemed to have occurred unless such termination of employment is also a “separation from service” within the meaning of Section 409A.

(iii) For purposes of any provision of the Plan or any Award Agreement that provides for the payment of an amount that is a “deferral of compensation” (within the meaning of Section 409A) upon or as a result of a termination of employment, then, notwithstanding any other provision in the Plan or any Award Agreement to the contrary, such payment will not be made to an Eligible Person or Participant until the day after the date that is six months following the separation from service date (the “Specified Employee Payment Date”), but only if, as of such separation from service date, such Eligible Person or Participant is a “specified employee” (as defined under Section 409A and pursuant to any relevant procedures that the Company may establish). For the avoidance of doubt, on the Specified Employee Payment Date, the Eligible Person or Participant will be paid in a single lump sum all payments that otherwise would have been made to him or her under the Plan or any Award Agreement during that six-month period but were not because of this paragraph. This paragraph will not be applicable after the Eligible Person’s or Participant’s death.

17

ANNUAL MEETING OF STOCKHOLDERS OF

THE ADAMS EXPRESS COMPANY

April 30, 2015

GO GREEN

To authorize your proxy, go to www.voteproxy.com

20833330300000001000 8 043015

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS AGAINST PROPOSAL 6.

Attend Annual Meeting mark here. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

®THE ADAMS EXPRESS COMPANY

April 30, 2015

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Notice of Internet Availability of Proxy Materials for the Meeting:

The notice of annual meeting, proxy statement, form of proxy card, and 2014 Annual Report to stockholders are available on the internet at the following website: http://www.astproxyportal.com/ast/13579/

To authorize your proxy, go to www.voteproxy.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR ALL NOMINEES” IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSAL x 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN FOR HERE AGAINST ABSTAIN

1.	Election of Directors:

FOR ALL NOMINEES ONOMINEES: Enrique R. Arzac

Phyllis O. Bonanno

FOR WITHHOLD ALL NOMINEESAUTHORITY Frederic Kenneth A. J. Dale Escherich

Roger W. Gale

(See FOR ALL instructionsEXCEPTbelow) Craig Kathleen R. Smith T. McGahran

Mark E. Stoeckle*Mr. person”,

Actthe of

INSTRUCTIONS: To withhold authority to vote for any individual

EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2.	The selection of PricewaterhouseCoopers LLP as independent public auditors.
3.	To consider and vote upon a proposal to amend the Company’s fundamental investment policy on investments in commodities or commodities contracts;

4.	To consider and vote upon a proposal to approve the adoption of the 2015 Incentive

Compensation Plan as set forth and described in the Proxy Statement;

5.	To consider and vote upon a proposal to approve the Company providing investment advisory services to outside accounts;

THE BOARD OF DIRECTORS RECOMMENDS AGAINST PROPOSAL 6.

6.	To consider and vote upon, if properly presented, a

stockholder proposal recommending that the Board of Directors consider causing the Company to conduct a self-tender offer for all of its outstanding common shares;

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please full title sign as such exactly . If the as signer your name is a corporation, or names appear please on sign this full Proxy corporate . When name shares by duly are authorized held jointly, officer, each holder giving should full title sign as such . When . If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person give.

1

ANNUAL MEETING OF STOCKHOLDERS OF

THE ADAMS EXPRESS COMPANY

April 30, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

COMPANY NUMBER	
ACCOUNT NUMBER	

20833330300000001000 8 043015

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THE BOARD OF DIRECTORS RECOMMENDS AGAINST PROPOSAL 6.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Attend Annual Meeting mark here. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE ADAMS ANNUAL MEETING EXPRESS OF STOCKHOLDERS COMPANY OF April 30, 2015 PROXY VOTING INSTRUCTIONS

instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON—You may vote your shares in person by attending the Annual Meeting.

GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER ACCOUNT NUMBER

The notice of annual meeting, proxy statement, form of proxy card, and 2014 Annual Report to stockholders are available on the internet at the following website: http://www.astproxyportal.com/ast/13579/ To authorize your proxy, go to www.voteproxy.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR ALL NOMINEES” IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSAL x 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

NOMINEES:

FOR ALL NOMINEES Enrique R. Arzac

Phyllis O. Bonanno

FOR WITHHOLD ALL NOMINEESAUTHORITY Frederic Kenneth A. J. Dale Escherich

Roger W. Gale

(See FOR ALL instructionsEXCEPTbelow) Craig Kathleen R. Smith T. McGahran

Mark E. Stoeckle*Mr.person”, Ober isas an

Act the Investment of 1940,

INSTRUCTIONS: To withhold authority to vote for any individual

EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2.	The selection of PricewaterhouseCoopers LLP as independent public auditors.
3.	To consider and vote upon a proposal to amend the Company’s fundamental investment policy on investments in commodities or commodities contracts;

4.	To consider and vote upon a proposal to approve the adoption of the 2015 Incentive

Compensation Plan as set forth and described in the Proxy Statement;

5.	To consider and vote upon a proposal to approve the Company providing investment advisory services to outside accounts;

THE BOARD OF DIRECTORS RECOMMENDS AGAINST PROPOSAL 6.

6.	To consider and vote upon, if properly presented, a

stockholder proposal recommending that the Board of Directors consider causing the Company to conduct a self-tender offer for all of its outstanding common shares;

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.

Note: Please full title sign as such. exactly If the as signer your name is a corporation, or names appear please on sign this full Proxy. corporate When name shares by duly are authorized held jointly, officer, each holder giving should full title sign. as such. When If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person. give

2

THE ADAMS EXPRESS COMPANY

PROXY FOR 2015 ANNUAL MEETING THIS PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS OF THE ADAMS EXPRESS COMPANY

The undersigned stockholder of The Adams Express Company, a Maryland corporation (the “Company”), hereby appoints James P. Haynie and Lawrence L. Hooper, Jr., or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, on Thursday, April 30, 2015, at the Belmond Charleston Place, 205 Meeting Street, Charleston, SC 29401 and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR ALL NOMINEES” in Proposal 1, “FOR” Proposals 2, 3, 4, and 5, and “AGAINST” Proposal 6, as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. (over)

THE ADAMS EXPRESS COMPANY

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